                                                                     EXHIBIT 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                          )   Chapter 11
                                )
W. R. GRACE & CO., et al.,(1)   )   Case No. 01-1139 (JKF)
                                )   (Jointly Administered)
                     Debtors.   )

                      AMENDED JOINT PLAN OF REORGANIZATION

  THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER
  BANKRUPTCY CODE SECTIONS 105 AND 524(g) THAT RESULT IN THE CHANNELING OF ALL
  ASBESTOS-RELATED LIABILITIES OF W. R. GRACE & CO. AND THE ASBESTOS PROTECTED
    PARTIES (AS DEFINED HEREIN) INTO A TRUST AS MORE FULLY DESCRIBED HEREIN.

KIRKLAND & ELLIS LLP        PACHULSKI, STANG, ZIEHL, YOUNG, JONES
David M. Bernick, P.C.      & WEINTRAUB P.C.
Janet S. Baer               Laura Davis Jones (Bar No. 2436)
Jonathan P. Friedland       David W. Carickhoff, Jr. (Bar No. 3715)
Samuel L. Blatnick          919 North Market Street, 16th Floor
200 East Randolph Drive     P.O. Box 8705
Chicago, Illinois 60601     Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone: (312) 861-2000   Telephone: (302) 652-4100

and

Bennett L. Spiegel
Lori Sinanyan
777 South Figueroa Street
Los Angeles, California 90017
Telephone: (213) 680-8400

            - Co-Counsel for the Debtors and Debtors in Possession -

                             Dated: January 13, 2005

----------
(1)  Debtors are defined in the Glossary.

                                                                     EXHIBIT 2.2

          W. R. Grace & Co. and the above-captioned debtors and debtors in possession (collectively, "Grace" or the "Debtors"), the Official Committee of
Unsecured Creditors, and the Official Committee of Equity Security Holders
(collectively, the "Plan Proponents") hereby propose the following Plan of
Reorganization pursuant to the provisions of chapter 11 of title 11 of the
United States Code. Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for, among other things, a discussion of the history, businesses, properties, results of operations, projections for future operations of the Debtors, and risks associated with this
Plan.

                                   ARTICLE 1.
                  DEFINITIONS, CONSTRUCTION OF TERMS, EXHIBITS
                             AND ANCILLARY DOCUMENTS

          1.1  DEFINED TERMS

          All capitalized terms used herein shall have the respective meanings specified herein or in the Glossary for this Plan listed as Exhibit 2 in the
Exhibit Book, unless the context otherwise requires.

          1.2  OTHER TERMS/INTERPRETATION

                    (a)  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall
                         include the singular and the plural, and pronouns
                         stated in the masculine, feminine, or neuter gender
                         shall include the other genders.

                    (b)  When used in this Plan, the term "Claim" shall be
                         broadly construed to include all manner and type of
                         Claim, whenever and wherever such Claim may arise, and
                         shall include Asbestos PI-SE Claims, Asbestos PI-AO
                         Claims, and Asbestos PD Claims.

                    (c)  Any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being
                         in a particular form or on particular terms and
                         conditions shall mean that such document shall be
                         substantially in such form or substantially on such
                         terms and conditions.

                    (d)  Any reference in this Plan to an existing document or exhibit in the Exhibit Book Filed or to be Filed shall
                         mean the document or exhibit as it may have been or may
                         be amended, modified or supplemented.

                    (e)  Any reference to an Entity as a Holder of a Claim shall include that Entity's successors, assigns and
                         affiliates.

                    (f)  The words "herein," "hereof," "hereto," "hereunder,"
                         and others of similar import refer to this Plan as a
                         whole and not to any particular section, subsection, or
                         clause contained in this Plan.

                                        1

                                                                     EXHIBIT 2.2

                    (g)  The word "including" (and, with correlative meaning,
                         the forms of the word "include") shall mean including,
                         without limiting the generality of any description
                         preceding that word; and the words "shall" and "will"
                         are used interchangeably and have the same meaning.

                    (h)  Unless otherwise indicated herein, all references to
                         dollars are to United States dollars.

                    (i)  An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such
                         term, if any, in the Bankruptcy Code, unless the
                         context shall otherwise require.

                    (j)  The descriptive headings contained in this Plan are
                         included for convenience of reference only and are not
                         intended to be a part of and shall not affect in any
                         way the meaning or interpretation of this Plan.

                    (k)  All references in this Plan to sections, articles, and exhibits are references to sections, articles and
                         exhibits of or to this Plan unless otherwise specified.

                    (l)  Unless otherwise expressly provided herein, in
                         computing any period of time prescribed or allowed by
                         this Plan, the provisions of Bankruptcy Rule 9006(a)
                         shall apply.

                    (m)  The rules of construction set forth in Bankruptcy Code
                         Section 102 shall apply.

          1.3  THE PLAN DOCUMENTS

          The Plan Documents, once Filed, shall also be available for review:

                    (a)  in the office of the clerk of the Bankruptcy Court
                         during normal hours of operation of the Bankruptcy
                         Court;

                    (b)  on Business Days from 9:00 a.m. through 5:00 p.m.
                         (Eastern Time) at the following address:

                              Pachulski, Stang, Ziehl, Young, Jones &
                                 Weintraub P.C.
                              919 North Market Street, 16th Floor
                              P.O. Box 8705
                              Wilmington, Delaware 19899-8705
                              Telephone: (302) 652-4100
                              Attn: David W. Carickhoff, Jr.

                                        2

                                                                     EXHIBIT 2.2

                    (c)  by download from the following website:
                         www.bmccorp.net/wrgrace

          Holders of Claims and Equity Interests may also obtain a copy of the
Plan Documents following their Filing with the Clerk of the Court by contacting counsel for the Debtors by a written request sent to the above address.

          1.4  ANCILLARY DOCUMENTS

          Each of the Plan Documents is an integral part of this Plan and is hereby incorporated by reference and made a part of this Plan.

                                   ARTICLE 2.
    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

          2.1  UNCLASSIFIED CLAIMS

          In accordance with Bankruptcy Code Section 1123(a)(1), Administrative
Expense Claims and Priority Tax Claims are not classified and are excluded from the Classes set forth in Article 3 of this Plan.

          2.2  PAYMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS

          Subject to the provisions of Bankruptcy Code Sections 330(a), 331, and
503, each Holder of an Allowed Administrative Expense Claim shall be paid the
Allowed Amount of its Administrative Expense Claim either (i) in full, in cash, by the Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Administrative Expense Claim and
the Reorganized Debtors or otherwise established pursuant to an order of the
Bankruptcy Court; provided that (A) Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in
Possession on or after the Petition Date or assumed by the Debtors in Possession pursuant to this Plan or an order of the Bankruptcy Court shall be paid by the
Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto or any order of the
Bankruptcy Court and (B) Allowed Administrative Expense Claims of Professionals
shall be paid pursuant to order of the Bankruptcy Court.

          All final applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the
Confirmation Date, and any other request for compensation by any Entity for making a substantial contribution (as described in Bankruptcy Code Section
503(b)(3)(D)) in the Chapter 11 Cases (except only for Claims under 28 U.S.C.
Section 1930 and for fees incurred by the Clerk's Office), shall be Filed no later than ninety (90) days after the Effective Date. Any Professional or Entity with a Claim for payment of such an Administrative Expense Claim that does not
File an application for payment of such Claim or expenses by the deadline set forth herein shall be forever barred from asserting such Claim and shall receive no Distribution under this Plan or otherwise on account of such Claim.

                                        3

                                                                     EXHIBIT 2.2

          2.3  PRIORITY TAX CLAIMS

          Each Holder of an Allowed Priority Tax Claim shall be paid the Allowed
Amount of its Priority Tax Claim, at the option of the Reorganized Debtors, either (i) in full, in cash, by the Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Priority
Tax Claim and the Reorganized Debtors, or (iii) in equal quarterly cash payments on the Initial Distribution Date and, thereafter, on each Quarterly Tax
Distribution Date in an aggregate amount equal to such Allowed Priority Tax
Claim, together with interest at 3.5% per annum, over a period not exceeding six
(6) years after the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court, which will provide the
Holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; provided, however, that each Holder of a Claim which by operation of the Fresenius
Settlement Agreement is an obligation for Indemnified Taxes promptly shall be paid in full in cash as such Fresenius Indemnified Taxes become due and payable.

                                   ARTICLE 3.
                          CLASSIFICATION AND TREATMENT
                         OF CLAIMS AND EQUITY INTERESTS

          3.1  SUMMARY

          Claims and Equity Interests are classified for all purposes, including voting, confirmation, and Distribution pursuant to this Plan and pursuant to
Bankruptcy Code Sections 1122 and 1123(a)(1), as follows:

---------------------------------------------------------------------------------------------------------------------
                       CLASSIFICATION                                            IMPAIRMENT AND VOTING
---------------------------------------------------------------------------------------------------------------------

Class 1    Priority Claims                                     Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 2    Secured Claims                                      Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 3    Unsecured Pass-Through Employee Related Claims      Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 4    Workers' Compensation Claims                        Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 5    Intercompany Claims                                 Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 6    Asbestos PI-SE Claims                               Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 7    Asbestos PI-AO Claims                               Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 8    Asbestos PD Claims                                  Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 9    General Unsecured Claims                            Impaired -- vote being solicited.
---------------------------------------------------------------------------------------------------------------------
Class 10   Equity Interests in the Parent                      Impaired -- vote being solicited.
---------------------------------------------------------------------------------------------------------------------

                                        4

                                                                     EXHIBIT 2.2

---------------------------------------------------------------------------------------------------------------------
                       CLASSIFICATION                                            IMPAIRMENT AND VOTING
---------------------------------------------------------------------------------------------------------------------

Class 11   Equity Interests in Debtors Other than the Parent   Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
---------------------------------------------------------------------------------------------------------------------

               3.1.1 CLASS 1. PRIORITY CLAIMS

                    (a)  Classification

          Class 1 consists of all Priority Claims against the Debtors.

                    (b)  Treatment

          Each Holder of an Allowed Priority Claim shall be paid the Allowed
Amount of its Allowed Priority Claim either (i) in full, in cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Priority Claim becomes an Allowed Priority Claim, or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Priority Claim and the Reorganized
Debtors.

                    (c)  Impairment and Voting

          Class 1 is unimpaired. The Holders of the Allowed Priority Claims in
Class 1 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

               3.1.2 CLASS 2. SECURED CLAIMS

                    (a)  Classification

          Class 2 consists of all Secured Claims against the Debtors.

                    (b)  Treatment

          Each Holder of an Allowed Secured Claim shall be paid the Allowed
Amount of its Allowed Secured Claim at the option of the Reorganized Debtors, either (i) in full, in cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Secured Claim becomes an Allowed
Secured Claim, or as soon as practicable thereafter; (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed
Secured Claim and the Reorganized Debtors; (iii) by the surrender to the Holder or Holders of any Allowed Secured Claim of the property securing such Claim; or
(iv) notwithstanding any contractual provision or applicable law that entitles the Holder of a Secured Claim to demand or receive payment thereof prior to the stated maturity from and after the occurrence of a default, by reinstatement in accordance with Bankruptcy Code Section 1124(2)(A)-(D).

                    (c)  Impairment and Voting

          Class 2 is unimpaired. The Holders of the Allowed Secured Claims in
Class 2 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

                                        5

                                                                     EXHIBIT 2.2

               3.1.3 CLASS 3. UNSECURED PASS-THROUGH EMPLOYEE RELATED CLAIMS

                    (a)  Classification

          Class 3 consists of all Unsecured Pass-Through Employee Related
Claims.

                    (b)  Treatment

          This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

                    (c)  Impairment and Voting

          Class 3 is unimpaired. The Holders of the Unsecured Pass-Through
Employee Related Claims in Class 3 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

               3.1.4 CLASS 4. WORKERS' COMPENSATION CLAIMS

                    (a)  Classification

          Class 4 consists of all Workers' Compensation Claims against the
Debtors.

                    (b)  Treatment

          This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

                    (c)  Impairment and Voting

          Class 4 is unimpaired. The Holders of the Workers' Compensation Claims in Class 4 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

               3.1.5 CLASS 5. INTERCOMPANY CLAIMS

                    (a)  Classification

          Class 5 consists of all Intercompany Claims.

                    (b)  Treatment

          This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

                    (c)  Impairment and Voting

          Class 5 is unimpaired. The Holders of Intercompany Claims in Class 5 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

                                        6

                                                                     EXHIBIT 2.2

               3.1.6 CLASS 6. ASBESTOS PI-SE CLAIMS

                    (a)  Classification

          Class 6 consists of all Asbestos PI-SE Claims against the Debtors and the Canadian Affiliates.

                    (b)  Treatment

                         (i) All Allowed Class 6 Claims shall be paid in full.

                         (ii) All Allowed Class 6 Claims shall be processed and
paid in accordance with the terms, provisions, and procedures of the Asbestos
Trust Agreement, and the PI-SE TDP.

                         (iii) All Allowed Class 6 Claims shall be paid by the
Asbestos Trust out of the Asbestos PI-SE Class Fund, which shall be funded solely by the Sealed Air Payment and the Parent Common Stock component of the
Debtors' Payment, if necessary.

                         (iv) In accordance with the terms of the Asbestos Trust
Agreement and the PI-SE TDP, each Holder of an Asbestos PI-SE Claim that is not a Canadian Claim shall complete an Asbestos PI Questionnaire or Claims
Materials, as applicable, and have the option to elect: (A) the Litigation
Option or (B) the Cash-Out Option; provided, however, that a Holder of a Third
Party Indemnification/Contribution Claim that is not a Canadian Claim shall be conclusively presumed to have elected the Litigation Option.

                         (v) In accordance with the terms of the Asbestos Trust
Agreement and the PI-SE TDP, each Holder of an Asbestos PI-SE Claim that is a
Canadian Claim shall complete an Asbestos PI Questionnaire or Claims Materials, as applicable, and have the option to elect: (A) the Canadian Litigation Option or (B) the Cash-Out Option; provided, however, that a Holder of a Third Party
Indemnification/Contribution Claim that is a Canadian Claim shall be conclusively presumed to have elected the Canadian Litigation Option.

                         (vi) Failure to complete and return an Asbestos PI
Questionnaire or Claims Materials, as applicable, by the applicable deadline shall result in an automatic election of the Litigation Option or the Canadian
Litigation Option, as applicable.

                         (vii) Notwithstanding the foregoing, nothing shall
prevent the Holder of an Asbestos PI-SE Claim that has not yet been Allowed from agreeing with the Entity against whom the Claim is asserted (or after the
Effective Date, with the Asbestos Trust) for such Claim to be liquidated and paid in an amount lower than if the Claim were to be Allowed in the amount asserted. Claimants may assert their Claims on the Asbestos PI Proof of Claim
Form included with the Claims Materials.

                                        7

                                                                     EXHIBIT 2.2

                    (c)  Asbestos Channeling Injunction

          The sole recourse of the Holder of an Asbestos PI-SE Claim on account of such Claim shall be to the PI-SE Account of the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Asbestos Trust
Agreement, and the PI-SE TDP.

                    (d)  Impairment and Voting

          Class 6 is unimpaired. The Holders of the Allowed Asbestos PI-SE
Claims in Class 6 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

               3.1.7 CLASS 7. ASBESTOS PI-AO CLAIMS

                    (a)  Classification

          Class 7 consists of all Asbestos PI-AO Claims against the Debtors and the Canadian Affiliates.

                    (b)  Treatment

                         (i) All Allowed Class 7 Claims shall be paid in full.

                         (ii) All Allowed Class 7 Claims shall be processed and
paid in accordance with the terms, provisions, and procedures of the Asbestos
Trust Agreement and the PI-AO TDP.

                         (iii) All Allowed Class 7 Claims shall be paid
initially by the Asbestos Trust out of the Asbestos PI-AO Class Fund which shall be funded by the Sealed Air Payment (to the extent any funds remain after first funding the Asbestos PI-SE Class Fund, the Asbestos PD Class Fund and the
Asbestos Trust Expenses Fund) and the Warrants. After the exhaustion of the
Asbestos PI-AO Class Fund in its entirety, all Allowed PI-AO Claims shall be paid in cash by the Asbestos Trust from funds to be paid to the Asbestos Trust by the Reorganized Debtors, such funds being in addition to the Debtors'
Payment.

                         (iv) In accordance with the terms of the Asbestos Trust
Agreement and the PI-AO TDP, each Holder of an Asbestos PI-AO Claim that is not a Canadian Claim shall complete an Asbestos PI Questionnaire or Claims
Materials, as applicable, and have the option to elect: (A) the Litigation
Option, (B) the Registry Option, or (C) the Cash-Out Option; provided, however, that a Holder of a Third Party Indemnification/Contribution Claim that is not a
Canadian Claim shall be conclusively presumed to have elected the Litigation
Option.

                         (v) In accordance with the terms of the Asbestos Trust
Agreement and the PI-AO TDP, each Holder of an Asbestos PI-AO Claim that is a
Canadian Claim shall complete an Asbestos PI Questionnaire or Claims Materials, as applicable, and have the option to elect: (A) the Canadian Litigation Option,
(B) the Registry Option, or (C) the Cash-Out Option; provided, however, that a
Holder of a Third Party

                                        8

                                                                     EXHIBIT 2.2

Indemnification/Contribution Claim that is a Canadian Claim shall be conclusively presumed to have elected the Canadian Litigation Option.

                         (vi) Failure to complete and return an Asbestos PI
Questionnaire or Claims Materials, as applicable, by the applicable deadline shall result in an automatic election of the Litigation Option or the Canadian
Litigation Option, as applicable.

                         (vii) Notwithstanding the foregoing, nothing shall
prevent the Holder of an Asbestos PI-AO Claim that has not yet been Allowed from agreeing with the Reorganized Debtors for such Claim to be liquidated and paid in an amount lower than if the Claim were to be Allowed in the amount asserted.
Claimants may assert their Claims on the Asbestos PI Proof of Claim Form included with the Claims Materials.

                    (c)  Asbestos Channeling Injunction

          The sole recourse of the Holder of an Asbestos PI-AO Claim on account of such Claim shall be to the PI-AO Account of the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Asbestos Trust
Agreement, and the PI-AO TDP.

                    (d)  Impairment and Voting

          Class 7 is unimpaired. The Holders of the Allowed Asbestos PI-AO
Claims in Class 7 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

               3.1.8 CLASS 8. ASBESTOS PD CLAIMS

                    (a)  Classification

          Class 8 consists of all Asbestos PD Claims against the Debtors and the
Canadian Affiliates.

                    (b)  Treatment

                         (i) All Allowed Class 8 Claims shall be paid in full.

                         (ii) All Allowed Class 8 Claims shall be processed and
paid out of the Asbestos PD Class Fund (funded solely by the Sealed Air Payment and the Parent Common Stock component of the Debtors' Payment, if necessary) in accordance with the terms, provisions, and procedures of the Asbestos Trust
Agreement and the PD TDP.

                         (iii) Notwithstanding the foregoing, nothing shall
prevent the Holder of an Asbestos PD Claim that has not yet been Allowed from agreeing with the Entity against whom the Claim is asserted (or after the
Effective Date, with the Asbestos Trust) for such Claim to be liquidated and paid in an amount lower than if the Claim were to be Allowed in the amount asserted.

                                        9

                                                                     EXHIBIT 2.2

                    (c)  Asbestos Channeling Injunction

          The sole recourse of the Holder of an Asbestos PD Claim on account of such Claim shall be to the PD Account of the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Asbestos Trust Agreement,
and the PD TDP.

                    (d)  Impairment and Voting

          Class 8 is unimpaired. The Holders of the Asbestos PD Claims in Class
8 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

               3.1.9 CLASS 9. GENERAL UNSECURED CLAIMS

                    (a)  Classification

          Class 9 consists of all General Unsecured Claims against the Debtors.

                    (b)  Treatment

          Each Holder of an Allowed General Unsecured Claim shall be paid the
Allowed Amount of its General Unsecured Claim on the GUC Distribution Date. Such
payment shall be either (i) in full, plus post-petition interest, such payment to be 85% in cash and 15% in Parent Common Stock, such Parent Common Stock being subject to, among other things, the transactions described in Section 7.2.2 of this Plan, and the Management Stock Incentive Plan, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed
General Unsecured Claim and the Reorganized Debtors. Notwithstanding the
foregoing, each Holder of a Claim which by operation of the Fresenius Settlement
Agreement is an obligation for Indemnified Taxes promptly shall be paid in full in cash as such Fresenius Indemnified Taxes become due and payable.

          Post-petition interest shall accrue from the filing date through the date of payment and shall be (i) for the Holders of the Debtors' pre-petition bank credit facilities, at a rate of 6.09% per annum, compounded quarterly, (ii)
for the Holders of Claims who, but for the Filing of the Chapter 11 Cases would be entitled under a contract or otherwise to accrue or be paid interest on such
Claim in a non-default (or non-overdue payment) situation under applicable non-bankruptcy law, the rate provided in the contract between a Debtor(s) and the Claimant or such rate as may otherwise apply under applicable non-bankruptcy law, or (iii) for all other Holders of Class 9 Claims, at a rate of 4.19% per annum (the federal judgment rate as of the Petition Date), compounded annually.

          The Parent Common Stock paid to the Holders of Allowed General
Unsecured Claims in accordance with this Section 3.1.9(b) shall be valued at the average of the closing prices on The New York Stock Exchange for the trading days within the thirty (30) calendar days immediately preceding the GUC
Distribution Date.

                                       10

                                                                     EXHIBIT 2.2

                    (c)  Impairment and Voting

          Class 9 is impaired. The Debtors are soliciting the votes of Holders of the General Unsecured Claims in Class 9 to accept or reject this Plan in the manner and to the extent provided in the Confirmation Procedures Order.

               3.1.10 CLASS 10. EQUITY INTERESTS IN THE PARENT

                    (a)  Classification

          Class 10 consists of Equity Interests in the Parent.

                    (b)  Treatment

          On the Effective Date, Holders of Class 10 Equity Interests in the
Parent shall retain such interests; provided that such Equity Interests shall:
(i) be subject, among other things, to the transactions described in Section
7.2.2 of this Plan, and the Management Stock Incentive Plan and (ii) be
restricted as described in Section 7.1.1 of this Plan.

                    (c)  Impairment and Voting

          Class 10 is impaired. The Debtors are soliciting the votes of Holders of the Allowed Equity Interests in the Parent in Class 10 to accept or reject this Plan in the manner and to the extent provided in the Confirmation
Procedures Order.

               3.1.11 CLASS 11. EQUITY INTERESTS IN THE DEBTORS OTHER THAN THE
                                PARENT

                    (a)  Classification

          Class 11 consists of Equity Interests in the Debtors other than the
Parent.

                    (b)  Treatment

          This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Equity Interest entitles the Holder of such Equity
Interest.

                    (c)  Impairment and Voting

          Class 11 is unimpaired. The Holders of the Equity Interests in the
Debtors other than the Parent in Class 11 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

          3.2  EFFECT OF ASBESTOS PI CLAIMANT ELECTING VARIOUS OPTIONS

               3.2.1 CASH-OUT OPTION

          If an Asbestos PI Claimant elects the Cash-Out Option, (i) his election is irrevocable, (ii) his Claim will be treated under the terms of the
PI-SE TDP or PI-AO TDP, as applicable, and (iii) he shall be precluded, pursuant to the Asbestos Channeling Injunction, the Asbestos Insurance Entity Injunction
and the Released Matters Injunction, from seeking any further recovery against an Asbestos Protected Party, any Asbestos Insurance Entity or any Entity
released under any provision of this Plan on account of such Claim.

                                       11

                                                                     EXHIBIT 2.2

               3.2.2 LITIGATION OPTION AND CANADIAN LITIGATION OPTION

          If an Asbestos PI Claimant elects, or is deemed to elect, the
Litigation Option or the Canadian Litigation Option as applicable, (i) his Claim will be litigated against the Asbestos Trust and (ii) he shall be precluded, pursuant to the Asbestos Channeling Injunction, the Asbestos Insurance Entity
Injunction and the Released Matters Injunction, from seeking any further recovery against an Asbestos Protected Party, any Asbestos Insurance Entity or
any Entity released under any provision of this Plan on account of such Claim.

               3.2.3 REGISTRY OPTION

          If an Asbestos PI-AO Claimant chooses the Registry Option, he shall
(i) register his name on the Registry, (ii) be precluded, pursuant to the
Asbestos Channeling Injunction, the Asbestos Insurance Entity Injunction and the
Released Matters Injunction, from seeking any further recovery against an
Asbestos Protected Party, any Asbestos Insurance Entity or any Entity released under any provision of this Plan, (iii) have the statute of limitations be deemed to be tolled to the extent that such Claimant becomes an Asbestos PI-SE
Claimant and (iv) be entitled to seek further recovery, in accordance with the provisions of this Plan, against the Asbestos Trust if such Holder becomes an
Asbestos PI-SE Claimant.

                                   ARTICLE 4.
                     MODIFICATION OR WITHDRAWAL OF THIS PLAN

          4.1  MODIFICATION OF THIS PLAN; AMENDMENT OF PLAN DOCUMENTS

               4.1.1 MODIFICATION OF THIS PLAN.

          The Debtors may alter, amend, or modify this Plan, or any other Plan
Document, under Bankruptcy Code Section 1127(a) at any time prior to the
Confirmation Date so long as (i) prior to any modification of this Plan or any other Plan Documents that affects any interest of Class 9, the Debtors obtain the consent of the Unsecured Creditors' Committee, (ii) prior to any modification of this Plan or any other Plan Documents that affects any interest of Class 10, the Debtors obtain the consent of the Equity Committee, (iii) prior to any other modification of this Plan or any other Plan Documents, the Debtors consult with each of the Unsecured Creditors' Committee and the Equity
Committee, and (iv) this Plan, as modified, meets the requirements of Bankruptcy
Code Sections 1122 and 1123. Except as set forth in Section 4.1.2 below, after the Confirmation Date, and prior to the Effective Date, the Debtors may alter, amend, or modify this Plan in accordance with Bankruptcy Code Section 1127(b)
and the requirements set forth in Section 4.1.1(i) - (iii).

               4.1.2 AMENDMENT OF PLAN DOCUMENTS.

          From and after the Effective Date, the authority to amend, modify, or supplement the Plan Documents shall be as provided in this Plan or such documents.

                                       12

                                                                     EXHIBIT 2.2

          4.2  WITHDRAWAL OF THIS PLAN

               4.2.1 RIGHT TO WITHDRAW THIS PLAN

          This Plan may be withdrawn by the Debtors prior to the Confirmation
Date, but only after consultation with the Unsecured Creditors' Committee and the Equity Committee.

               4.2.2 EFFECT OF WITHDRAWAL

          If this Plan is withdrawn prior to the Confirmation Date, this Plan shall be deemed null and void. In such event, nothing contained herein or in any of the Plan Documents shall be deemed to constitute a waiver or release of any claims or defenses of, or an admission or statement against interest by, the
Debtors or any other Entity or to prejudice in any manner the rights of the
Debtors or any Entity in any further proceedings involving the Debtors.

                                   ARTICLE 5.
                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS
                          AND ASBESTOS CLAIMS GENERALLY

          5.1  OBJECTIONS TO CLAIMS (OTHER THAN ASBESTOS CLAIMS); PROSECUTION OF
               DISPUTED CLAIMS

          The Debtors or Reorganized Debtors, as applicable, the United States
Trustee and any other party-in-interest may object to the allowance of any
Administrative Expense Claims, Priority Tax Claims, Class 1 Claims, Class 2
Claims, Class 3 Claims, Class 4 Claims, Class 5 Claims, and Class 9 Claims Filed
with the Bankruptcy Court or to be otherwise resolved by the Debtors or
Reorganized Debtors pursuant to any provisions of this Plan with respect to which the they dispute liability, in whole or in part. The Debtors' pending objections to any Claims not channeled to and assumed by the Asbestos Trust shall be transferred to the Reorganized Debtors for final resolution.

          All objections that are Filed and prosecuted by the Reorganized
Debtors as provided herein may be: (i) compromised and settled in accordance with the business judgment of the Reorganized Debtors without approval of the
Bankruptcy Court or (ii) litigated to Final Order by the Reorganized Debtors.
Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by the Reorganized Debtors to Claims shall be served and Filed no later than one (1) year after the Effective Date, subject to any extensions granted pursuant to a further order of the Bankruptcy Court. Such further order may be obtained by the Reorganized Debtors without a hearing or notice. The
Debtors reserve the right to designate, upon notice to the Holders of such
Claim, any Claim as a Disputed Claim on or before the Confirmation Date.

          To the extent that the Court enters an alternative dispute resolution order which contemplates that an order shall survive confirmation of this Plan, such order shall be controlling.

          5.2  DISTRIBUTION ON ACCOUNT OF DISPUTED CLAIMS

          Notwithstanding Section 5.1 hereof, a Distribution shall be made to the Holder of a Disputed Claim only when, and to the extent that, such Disputed
Claim becomes Allowed and pursuant to the appropriate provisions of this Plan covering the class of which such Disputed

                                       13

                                                                     EXHIBIT 2.2

Claim is a part. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by Section 5.1 hereof.

          5.3  RESOLUTION OF ASBESTOS CLAIMS

          The Allowed Amount of Asbestos Claims (except for Canadian Claims that are filed by Claimants (i) with Asbestos PI Claims who elect the Canadian
Litigation Option or (ii) with Asbestos PD Claims) shall be determined in accordance with the Bankruptcy Code, the Bankruptcy Rules, the applicable TDP, and the CMO. If any Asbestos Claim becomes Allowed, it shall be satisfied from the Asbestos Trust in accordance with the Asbestos Trust Agreement and the applicable TDPs.

          The Allowed Amount of Canadian Claims that are filed by Claimants (i)
with Asbestos PI Claims who elect the Canadian Litigation Option or (ii) with
Asbestos PD Claims shall be determined in accordance with the Canadian
Litigation Procedure and the applicable TDP.

          The Asbestos Trust shall have the sole right and authority to resolve all Asbestos PI-SE Claims and Asbestos PD Claims. All Asbestos PI-SE Claims
whose Holders elect the Litigation Option or the Canadian Litigation Option, as
applicable, shall be litigated by, and at the expense of, the Asbestos Trust in the name of the Asbestos Trust.

          The Asbestos Trust shall also have the sole right and authority to resolve all Asbestos PI-AO Claims to the extent the Holder of an Asbestos PI-AO
Claim elects the Registry Option or the Cash-Out Option.

          If the Holder of an Asbestos PI-AO Claim elects the Litigation Option or the Canadian Litigation Option, as applicable, the Reorganized Debtors shall have the sole right and authority to resolve all such Asbestos PI-AO Claims. All
Asbestos PI-AO Claims whose Holders elect the Litigation Option or the Canadian
Litigation Option, as applicable, shall be litigated by the Reorganized Debtors or the Canadian Affiliates, as applicable, in the name of the Asbestos Trust, initially at the expense of the Asbestos Trust out of the Asbestos PI-AO Class
Fund.

          Any court proceeding related to the resolution of Canadian Claims shall be resolved by the Canadian Court in the context of the Canadian
Proceedings.

               5.3.1 MAKING OF AN ELECTION BY ASBESTOS PI CLAIMANTS

          The Holders of Asbestos PI Claims shall make the election described in
Section 3.2 of this Plan either in the Asbestos PI Questionnaire (if submitted to the Debtors prior to the Effective Date), or the Claims Materials (if submitted to the Asbestos Trust after the Effective Date).

               5.3.2 CLAIMS MATERIALS FOR ASBESTOS PI CLAIMANTS

          The Asbestos Trust shall provide the Claims Materials to any Asbestos
PI Claimant upon a written request for such materials to the Asbestos Trust. The
Claims Materials include: (i) the Asbestos PI Proof of Claim Form, (ii) the
Asbestos PI Questionnaire, (iii) a certification to be completed by the Asbestos
PI Claimant or his or her attorney sufficient to meet the requirements of Rule
11(b) of the Federal Rules of Civil Procedure, (iv) a copy of the Disclosure
Statement, and (v) instructions to the Asbestos PI Claimants in such form as the
Trustees shall approve.

                                       14

                                                                     EXHIBIT 2.2

               5.3.3 INFORMATION OBTAINED BY THE ASBESTOS TRUST OR REORGANIZED
                     DEBTORS REGARDING ASBESTOS PI CLAIMS

          The Asbestos Trust or Reorganized Debtors may obtain information directly from an Asbestos PI Claimant who completes the Asbestos PI
Questionnaire or the Claims Materials. The Asbestos Trust or Reorganized Debtors
may also request that an Asbestos PI Claimant supply evidence of recovery from other asbestos claims resolution organizations. Asbestos PI Claimants may provide any or all information to the Asbestos Trust or Reorganized Debtors in an electronic format.

          If an Asbestos PI Claimant fails to provide the requested information, the Asbestos Trust or Reorganized Debtors may obtain information (that would otherwise be provided by the Asbestos PI Questionnaire or the Claims Materials)
from electronic databases maintained by any asbestos claims resolution organization instead of collecting some or all of the Claims information from a
Claimant or the Claimant's attorney but only if: (i) the Asbestos Trust or
Reorganized Debtors inform the Asbestos PI Claimant that it plans to obtain information as may be available from such other organizations and (ii) the
Asbestos PI Claimant does not provide such information directly to the Asbestos
Trust or Reorganized Debtors.

               5.3.4 WITHDRAWAL OF CLAIMS

          An Asbestos PI Claimant may withdraw its Asbestos PI Claim at any time, upon written notice to the Asbestos Trust, and subsequently file another
Claim. Any such Claim that is filed after withdrawal shall be given a place in the applicable FIFO Processing Queue based on the date of such subsequent filing. The withdrawal of an Asbestos PI Claim shall not revoke the Claimant's election of the Cash-Out Option, which is irrevocable. Except for Asbestos PI
Claims held by representatives of deceased or incompetent Claimants for which court approval of the Asbestos Trust's offer is required, a Claim will be deemed to have been withdrawn if the Claimant neither accepts, rejects, nor initiates arbitration within six months of the Asbestos Trust's offer of payment or rejection of the Claim. Upon written request and for good cause within such six month period, the Asbestos Trust may extend this period for up to an additional six months.

                                   ARTICLE 6.
                      ACCEPTANCE OR REJECTION OF THIS PLAN

          6.1  IMPAIRED CLASSES TO VOTE

          Each Holder of a Claim or Equity Interest in an impaired Class is entitled to vote to accept or reject this Plan to the extent and in the manner provided herein or in the Confirmation Procedures Order.

          6.2  ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS

          Acceptance of this Plan by any impaired Class of Claims shall be determined in accordance with the Confirmation Procedures Order and the
Bankruptcy Code.

                                       15

                                                                     EXHIBIT 2.2

          6.3  PRESUMED ACCEPTANCE OF THIS PLAN

          Classes 1, 2, 3, 4, 5, 6, 7, 8 and 11 of Claims and Equity Interests
are unimpaired. Under Bankruptcy Code Section 1126(f), the Holders of Claims and
Equity Interests in such Classes are conclusively presumed to have voted to accept this Plan.

          6.4  NONCONSENSUAL CONFIRMATION

               6.4.1 CRAMDOWN

          With respect to impaired Equity Interests and any impaired Class of
Claims, including Classes of Claims created pursuant to amendments to this Plan, that fail to accept this Plan in accordance with Bankruptcy Code Sections 1126 and 1129(a), the Debtors intend to request, to the extent consistent with applicable law, that the Court confirm this Plan in accordance with Bankruptcy
Code Section 1129(b) with respect to such non-accepting Classes, in which case this Plan shall constitute a motion for such relief.

               6.4.2 GENERAL RESERVATION OF RIGHTS

          Should this Plan fail to be accepted by the requisite number and amount of the Holders of Claims and Equity Interests required to satisfy
Bankruptcy Code Sections 524(g) and 1129, then, notwithstanding any other provision of this Plan to the contrary, the Debtors reserve the right to amend this Plan.

                                   ARTICLE 7.
                           IMPLEMENTATION OF THIS PLAN

          7.1  CORPORATE GOVERNANCE OF THE PARENT AND THE OTHER DEBTORS

               7.1.1 AMENDMENT OF CERTIFICATES OF INCORPORATION OR ARTICLES OF
                     INCORPORATION OF THE DEBTORS

          The Certificates of Incorporation or Articles of Incorporation, as
applicable, of each of the Debtors that is a corporation shall be amended as of the Effective Date. The amended Certificates of Incorporation or Articles of
Incorporation, as applicable, of the Debtors shall, among other things: (i)
prohibit the issuance of nonvoting equity securities as required by Bankruptcy
Code Section 1123(a)(6), and subject to further amendment as permitted by applicable law, (ii) as to any classes of securities possessing voting power, provide for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends, (iii) include, in the case of the Parent, restrictions on the transfer of the Parent Common Stock as necessary to protect the Reorganized Debtors' tax position, and (iv) effectuate any other provisions of this Plan. The amended Certificates of Incorporation or Articles of Incorporation, as applicable, shall be filed with the Secretary of State or equivalent official in their respective jurisdictions of incorporation on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date.

          The restrictions on stock transfers in order to protect the
Reorganized Debtors' tax position shall include a three (3) year prohibition, waivable by the Parent's Board of Directors,

                                       16

                                                                     EXHIBIT 2.2

on: (i) any Entity other than the Asbestos Trust acquiring after the Effective
Date an amount of shares of the Parent Common Stock that would cause such Entity to become a Holder of 4.75% or more of the Parent Common Stock, and (ii) any
Entity that as of the Effective Date holds 4.75% or more of the Parent Common
Stock from increasing its ownership of the Parent Common Stock. In addition, any
Parent Common Stock held by the Asbestos Trust will not be transferable for a period of at least three (3) years after the Effective Date. Other restrictions will apply with respect to the Warrants held by the Asbestos Trust, including a prohibition on the Asbestos Trust exercising an amount of Warrants greater than
50% of its total Warrants for a period of at least three (3) years after the
Effective Date.

               7.1.2 AMENDMENT OF BY-LAWS OF THE PARENT

          The By-Laws of the Parent shall be amended as of the Effective Date substantially in the form to be included in the Plan Supplement to, among other things, effectuate the provisions of this Plan.

               7.1.3 D&O AND FIDUCIARY LIABILITY TAIL COVERAGE POLICIES

          The Reorganized Debtors shall obtain sufficient tail coverage for a maximum period of six years under both (i) a directors and officers' insurance policy and (ii) a fiduciary liability coverage insurance policy for the current and former directors, officers, and employees of the Debtors.

          7.2  THE ASBESTOS TRUST

               7.2.1 CREATION OF THE ASBESTOS TRUST

          Upon the entry of the Confirmation Order, effective as of the
Effective Date, the Asbestos Trust shall be created in accordance with the Plan
Documents. The Asbestos Trust shall be a "qualified settlement fund" for federal income tax purposes within the meaning of regulations issued pursuant to Section
468B of the IRC.

          The purpose of the Asbestos Trust shall be to, among other things: (i)
assume the liabilities of the Debtors and the Canadian Affiliates with respect to all Asbestos Claims (whether now existing or arising at any time hereafter);
(ii) process, liquidate, pay and satisfy all Asbestos Claims in accordance with this Plan, the Asbestos Trust Agreement, the respective TDPs, the CMO, the
Canadian Litigation Procedure and the Confirmation Order and in such a way that provides reasonable assurance that the Asbestos Trust will value, and be in a position to pay, present and future Asbestos Claims and to otherwise comply with
Bankruptcy Code Section 524(g)(2)(B)(i); (iii) preserve, hold, manage, and maximize the assets of the Asbestos Trust for use in paying and satisfying
Allowed Asbestos Claims; and (iv) otherwise carry out the provisions of the
Asbestos Trust Agreement and any other agreements into which the Trustees have entered or will enter in connection with this Plan.

          The Asbestos Trust shall file all tax returns required to be filed by the Asbestos Trust consistent with the terms of the Sealed Air Settlement
Agreement.

               7.2.2 FUNDING OF THE ASBESTOS TRUST

          Effective on the Effective Date and conditioned upon the fulfillment of events enumerated in the Sealed Air Settlement Agreement, Cryovac, Inc. shall fund the Sealed Air

                                       17

                                                                     EXHIBIT 2.2

Payment into the Asbestos Trust in accordance with this Plan and the provisions of the Sealed Air Settlement Agreement. Effective on the thirty-first (31st) day after the Effective Date, the Parent shall transfer or cause the transfer of the
Debtors' Payment into the Asbestos Trust in accordance with this Plan.

          The Sealed Air Payment and that portion of the Debtors' Payment consisting of the Parent Common Stock, to the extent necessary, shall first fund the Asbestos PI-SE Class Fund, the Asbestos PD Class Fund and the Asbestos Trust
Expenses Fund. The remainder of the Sealed Air Payment, if any, and the Warrants
included as part of the Debtors' Payment shall fund the Asbestos PI-AO Class
Fund.

          In addition, in the event that the proceeds of the sale of Parent
Common Stock following exercise of all of the Warrants are insufficient to pay all Allowed Asbestos PI-AO Claims in full, the Reorganized Debtors shall pay the
Asbestos Trust in full and in cash for the benefit of the Holders of such
Claims, such payment to be made by the Reorganized Debtors on the first Business
Day of the next calendar quarter after the date upon which the Asbestos PI-AO
Claim becomes Allowed, unless the Claim becomes Allowed within fifteen (15)
Business Days before the first Business Day of such next calendar quarter, in which case the payment date shall be the first Business Day of the next succeeding calendar quarter.

               7.2.3 TRANSFER OF ASSETS INTO THE ASBESTOS TRUST

          Upon the transfer of the Sealed Air Payment into the Asbestos Trust, and the transfer of the Debtors' Payment into the Asbestos Trust, each such transfer shall be vested in the Asbestos Trust, free and clear of all Claims,
Equity Interests, Encumbrances and other interests of any Entity.

               7.2.4 TRANSFER OF CLAIMS AND DEMANDS TO THE ASBESTOS TRUST

          On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party relating to all Asbestos Claims shall be channeled to and assumed by the
Asbestos Trust whether or not (A) a proof of Claim based on such Claim was Filed or deemed Filed under Bankruptcy Code Section 501, (B) such Claim is or was
Allowed under Bankruptcy Code Section 502, (C) such Claim was listed on the
Schedules of a Debtor, or (D) the Holder of such Claim voted on or accepted this
Plan. This paragraph is intended to further effect the Asbestos Channeling
Injunction, the Asbestos Insurance Entity Injunction, the Release Matters
Injunction, and the Discharge described in Section 8.1 of this Plan. This paragraph is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors, the Canadian Affiliates or the Asbestos Trust would otherwise have.

               7.2.5 CREATION OF ASBESTOS TRUST SUB-ACCOUNTS

          On the Effective Date, the Asbestos Trust shall contain the PD
Account, the PI-AO Account, the PI-SE Account, the Trust Expenses Account, and
such other accounts as may be provided for in and in accordance with the
Asbestos Trust Agreement.

               7.2.6 APPOINTMENT AND TERMINATION OF TRUSTEES

          On or before the Confirmation Date, the Debtors shall nominate the initial three (3) Trustees of the Asbestos Trust. The Bankruptcy Court, after notice and opportunity for hearing,

                                       18

                                                                     EXHIBIT 2.2

shall be asked to appoint the three individuals named by the Debtors to serve as
Trustees of the Asbestos Trust effective as of the Effective Date. Upon termination of the Asbestos Trust, the Trustees' employment shall be deemed terminated and the Trustees shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

               7.2.7 CREATION AND TERMINATION OF THE TAC

          Pursuant to the terms of the Asbestos Trust Agreement, the Debtors, the FCR, the Asbestos PI Committee and the Asbestos PD Committee, acting jointly, shall nominate the three (3) initial members of the TAC. On the
Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall be asked to appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Asbestos
Trust Agreement. Upon termination of the Asbestos Trust, the TAC shall be deemed dissolved and the TAC shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

               7.2.8 COOPERATION AGREEMENT

          On the Effective Date or as soon thereafter as is practicable, the
Reorganized Debtors and the Asbestos Trust shall enter into a cooperation agreement pursuant to which: (a) the Reorganized Debtors shall provide to the
Asbestos Trust the non-privileged books and records of the Debtors and the
Reorganized Debtors that pertain directly to Asbestos Claims and (b) the
Asbestos Trust shall provide to the Reorganized Debtors books and records of the
Asbestos Trust that pertain to Asbestos Claims so as to fully enable the
Reorganized Debtors to recover any amounts available under any Asbestos
Insurance Policy as if the Reorganized Debtors were processing, litigating and/or paying all Asbestos Claims directly. Execution of the cooperation agreement, in a form acceptable to the Debtors, is a condition precedent to the
Sealed Air Payment and the Debtors' Payment being delivered to the Asbestos
Trust.

          The Debtors shall File the draft of the cooperation agreement prior to the Effective Date and shall seek an order from the Court that the providing of books and records under such cooperation agreement shall not result in the destruction, impairment or waiver of any applicable privileges pertaining to such books and records.

               7.2.9 INSTITUTION AND MAINTENANCE OF LEGAL AND OTHER PROCEEDINGS

          As of the Effective Date, without any further action of any Entity, the Asbestos Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos Trust, provided that the Reorganized Debtors and the Canadian Affiliates, as applicable, shall have the sole right and authority to resolve Asbestos PI-AO Claims for which the Holder of such Asbestos
PI-AO Claim elects the Litigation Option or the Canadian Litigation Option, as
applicable.

          7.3  PAYMENTS AND DISTRIBUTIONS UNDER THIS PLAN

               7.3.1 ASBESTOS TRUST PAYMENTS AND PLAN DISTRIBUTIONS

          Payments to Holders of Allowed Asbestos Claims shall be made by the
Asbestos Trust in accordance with the Asbestos Trust Agreement, the respective
TDPs, the CMO and the Canadian

                                       19

                                                                     EXHIBIT 2.2

Litigation Procedure, as applicable. All Distributions or payments required or permitted to be made under this Plan (other than to Professionals) shall be made by the Reorganized Debtors in accordance with the treatment specified for each such Holder as specified herein (unless otherwise ordered by the Bankruptcy
Court). Distributions to be made on the GUC Distribution Date, the Initial
Distribution Date or the Quarterly Distribution Date shall be deemed actually made on such distribution date if made either (i) on the GUC Distribution Date, the Initial Distribution Date or the Quarterly Distribution Date or (ii) as soon as practicable thereafter. Professionals shall be paid pursuant to the order of the Bankruptcy Court.

               7.3.2 TIMING OF PLAN DISTRIBUTIONS

          Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without the accrual of any additional interest, on the immediately succeeding Business
Day, but shall be deemed to have been made on the date due.

          7.4  DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
               DISTRIBUTIONS.

               7.4.1 DELIVERY BY THE REORGANIZED DEBTORS OF DISTRIBUTIONS IN
                     GENERAL

          Payments by the Asbestos Trust to Holders of Allowed Asbestos Claims
shall be made in accordance with the Asbestos Trust Agreement and the respective
TDPs. All other Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as set forth on the Schedules, unless superseded by a new address, or as set forth (i) on a proof of Claim Filed by a
Holder of an Allowed Claim, (ii) in another writing notifying the Reorganized
Debtors of a change of address prior to the date of Distribution, or (iii) in a request for payment of an Administrative Expense Claim, as the case may be.

               7.4.2 UNDELIVERABLE DISTRIBUTIONS BY THE REORGANIZED DEBTORS

          Any cash, assets, and other properties to be distributed by the
Reorganized Debtors under this Plan to Holders of Claims, other than Asbestos
Claims, that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (i) one year after Distribution or (ii) one-hundred twenty (120) calendar days after an order allowing such Entity's Claim becomes a
Final Order, shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors. In such event, such Entity's Claim shall no longer be deemed to be Allowed, and such Entity shall be deemed to have waived its rights to such payments or Distributions under this Plan pursuant to Bankruptcy Code
Section 1143, shall have no further Claim in respect of such Distribution, and shall not participate in any further Distributions under this Plan with respect to such Claim.

          7.5  PAYMENTS UNDER THIS PLAN

               7.5.1 MANNER OF PAYMENTS UNDER THIS PLAN

          Unless the Entity receiving a Distribution or payment agrees otherwise, any such Distribution or payment in cash to be made by the
Reorganized Debtors or the Asbestos Trust shall be made, at the election of the
Reorganized Debtors or the Asbestos Trust, as applicable, by check drawn on a domestic bank or by wire transfer from a domestic bank.

                                       20

                                                                     EXHIBIT 2.2

               7.5.2 FRACTIONAL PAYMENTS UNDER THIS PLAN

          Notwithstanding any other provision of this Plan, payments of fractions of dollars or of fractional shares shall not be made. Whenever, under this Plan, any payment of a fraction of a dollar or a fractional share of Parent
Common Stock would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or nearest whole share of Parent Common Stock, as applicable, (up or down), with half dollars or half shares being rounded up.

          7.6  OCCURRENCE OF THE CONFIRMATION DATE

          The following shall constitute conditions precedent to confirmation of this Plan:

               7.6.1 FINDINGS OF FACT AND/OR CONCLUSIONS OF LAW

          The Court shall have made the following findings of fact and/or conclusions of law, among others, substantially to the effect as follows, in connection with the confirmation of this Plan, each of which shall be expressly set forth in the Confirmation Order:

                    (a)  The Plan complies with all applicable sections of the
                         Bankruptcy Code, including Bankruptcy Code Section
                         524(g);

                    (b)  Claimants in Classes 6 through 8 shall be deemed to
                         have voted for acceptance under the Plan in the
                         requisite numbers and amounts required by Bankruptcy
                         Code Sections 524(g), 1126 and 1129;

                    (c)  As of the Petition Date, the Debtors have been named as defendants in personal injury, wrongful death, or
                         property damage actions seeking recovery for damages
                         allegedly caused by the presence of, or exposure to,
                         asbestos or asbestos-containing products;

                    (d)  On the Effective Date, the Asbestos Trust shall assume the liabilities of the Debtors and the Canadian
                         Affiliates with respect to all Asbestos Claims;

                    (e)  The Asbestos Trust is to be funded in part by
                         securities of the Parent and by the obligations of the
                         Reorganized Parent to make future payments;

                    (f)  On the Effective Date, the Asbestos Trust would be
                         entitled to own (if specific contingencies occur), the
                         majority of the voting shares of the Reorganized
                         Parent, by exercise of rights granted under the Plan;

                    (g)  The Asbestos Trust is to use the Asbestos Trust Assets
                         to pay Asbestos Claims;

                    (h)  The Debtors and the Canadian Affiliates are likely to be subject to substantial Demands for payment arising
                         out of the same or similar conduct or events that gave
                         rise to the Asbestos Claims, which

                                       21

                                                                     EXHIBIT 2.2

                         Demands are addressed by the Asbestos Channeling
                         Injunction, the Asbestos Insurance Entity Injunction
                         and the Released Matters Injunction;

                    (i)  The actual amounts, numbers, and timing of Demands
                         cannot be determined;

                    (j)  Pursuit of Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to
                         deal equitably with the Asbestos Claims and Demands;

                    (k)  The terms of the Asbestos Channeling Injunction, the
                         Asbestos Insurance Entity Injunction, and the Released
                         Matters Injunction, including any provisions barring
                         actions against third parties, are set out in the Plan
                         in accordance with the requirements of Bankruptcy Rule
                         3016(c) and are adequately described in the Disclosure
                         Statement;

                    (l)  Pursuant to Court orders or otherwise, the Asbestos
                         Trust shall operate through mechanisms such as
                         structured, periodic, or supplemental payments,
                         matrices, or periodic review of estimates of the
                         numbers and values of Asbestos Claims or Demands, or
                         other comparable mechanisms that provide reasonable
                         assurance that the Asbestos Trust shall value, and be
                         in a position to pay, Asbestos Claims or Demands that
                         involve similar claims in substantially the same
                         manner;

                    (m)  The FCR shall have been appointed by the Court as part of the proceedings leading to the issuance of the
                         Asbestos Channeling Injunction, the Asbestos Insurance
                         Entity Injunction, and the Released Matters Injunction
                         for the purpose of, among other things, protecting the
                         rights of Entities that might subsequently assert
                         Demands of the kind that are addressed in the Asbestos
                         Channeling Injunction, the Asbestos Insurance Entity
                         Injunction, and the Released Matters Injunction and
                         transferred to the Asbestos Trust;

                    (n)  In light of the benefits provided, or to be provided, to the Asbestos Trust by, or on behalf of, each
                         Asbestos Protected Party, the Asbestos Channeling
                         Injunction is fair and equitable with respect to the
                         Entities that might subsequently assert Demands against
                         any Asbestos Protected Party;

                    (o)  The Asbestos Channeling Injunction, the Asbestos
                         Insurance Entity Injunction and the Released Matters
                         Injunction are to be implemented in connection with the
                         Plan and the Plan Documents;

                    (p)  The Asbestos Channeling Injunction is essential to the
                         Plan and the Debtors' reorganization efforts;

                                       22

                                                                     EXHIBIT 2.2

                    (q)  An identity of interests exists among the Debtors and the Asbestos Protected Parties such that a Claim
                         asserted against any of the Asbestos Protected Parties
                         gives rise to a Claim against the Debtors, including by
                         the operation of the law of indemnity and/or
                         contribution;

                    (r)  The Sealed Air Payment to the Asbestos Trust, together with the Debtors' Payment, and the Fresenius Payment
                         constitute both (i) substantial assets of the Plan and
                         the reorganization, and (ii) a fair, reasonable, and
                         equitable settlement of all Asbestos Claims asserted
                         against any Asbestos Protected Party;

                    (s)  As of the Effective Date, the Reorganized Debtors have the ability to pay and satisfy in the ordinary course
                         of business all of their respective obligations and
                         liabilities, including all Fresenius Indemnified Taxes
                         and other liabilities under, the Fresenius Settlement
                         Agreement and the Sealed Air Settlement Agreement;

                    (t)  Upon the transfer of the Sealed Air Common Stock to the
                         Asbestos Trust, the Trustees shall represent and
                         warrant and agree (on behalf of the Asbestos Trust)
                         with Sealed Air, that the Asbestos Trust is acquiring
                         the Sealed Air Common Stock for its own account for
                         investment and not with a view toward distribution in a
                         manner which would violate the Securities Act and the
                         Asbestos Trust and its transferees will comply with all
                         filing and other reporting obligations under all
                         applicable laws which shall be applicable to such
                         Asbestos Trust with respect to the Sealed Air Common
                         Stock.

                    (u)  Upon confirmation and consummation of the Plan, each of the Sealed Air Settlement Agreement, the Fresenius
                         Settlement Agreement and the Fresenius Settlement Order
                         shall be in full force and effect.

                    (v)  The Court shall have found that the aggregate of the
                         Asbestos PI-SE Class Fund, the Asbestos PD Class Fund,
                         and the Asbestos Trust Expenses Fund is not greater
                         than one billion, four hundred eighty three million
                         ($1,483,000,000).(2)

                    (w)  The Court shall have found the Asbestos PI-AO Class
                         Fund is not greater than one hundred thirty million
                         ($130,000,000).

----------
(2) This figure does not include Asbestos PD Claims that are fully secured by an appeal bond in the case of Solow, et al. v W. R. Grace & Co.-Conn currently pending in the New York Supreme Court, Appellate Division.

                                       23

                                                                     EXHIBIT 2.2

                    (x)  The Court has entered an order finding that Class 6,
                         Class 7, and Class 8 are unimpaired.

                    (y)  The Court has entered the Confirmation Order granting the Asbestos Channeling Injunction, the Asbestos
                         Insurance Entity Injunction, and the Released Matters
                         Injunction to take effect as of the Effective Date.

                    (z)  The terms of the Plan and the Confirmation Order do not violate any obligation of the Debtors, the Canadian
                         Affiliates or any Asbestos Insurance Entity under any
                         Asbestos Insurance Policy or Asbestos Insurance
                         Settlement Agreement.

                    (aa) The terms of the Plan and the Confirmation Order do not violate any obligation of the Debtors, the Canadian
                         Affiliates or any Asbestos Insurance Entity under any
                         consent-to-settlement, cooperation,
                         management-of-claims, or no-action provision of any
                         Asbestos Insurance Policy or Asbestos Insurance
                         Settlement Agreement.

                    (bb) The confirmation and/or recognition of the Plan does
                         not materially increase any Asbestos Insurance Entity's
                         risk of providing coverage for the asbestos-related
                         liabilities under the Asbestos Insurance Policies as
                         compared to the risk that was otherwise being borne by
                         the Asbestos Insurance Entity prior to the Effective
                         Date.

                    (cc) The duties and obligations of the Asbestos Insurance
                         Entities under the Asbestos Insurance Policies and
                         Asbestos Insurance Settlement Agreements are not
                         diminished, reduced or eliminated by (1) the discharge,
                         release, and extinguishment of the obligations and
                         liabilities of the Asbestos Protected Parties for and
                         in respect of all Asbestos Claims or (2) the assumption
                         by the Asbestos Trust of responsibility and liability
                         for all Asbestos Claims.

                    (dd) All Asbestos Claims shall be channeled to the Asbestos
                         Trust.

                    (ee) All Asbestos PI-SE Claims whose Holders elect the
                         Litigation Option or the Canadian Litigation Option, as
                         applicable, shall be litigated by, and at the expense
                         of, the Asbestos Trust in the name of the Asbestos
                         Trust.

                    (ff) All Allowed PI-SE Claims shall be paid by the Asbestos
                         Trust out of the Asbestos PI-SE Class Fund, which shall
                         be funded solely by the Sealed Air Payment and the
                         Parent Common Stock component of the Debtors' Payment,
                         if necessary.

                    (gg) All Allowed PI-AO Claims shall be paid initially by the
                         Asbestos Trust out of the Asbestos PI-AO Class Fund,
                         which shall be funded solely by the Warrants.

                                       24

                                                                     EXHIBIT 2.2

                    (hh) All Asbestos PI-AO Claims whose Holders elect the
                         Litigation Option or the Canadian Litigation Option, as
                         applicable, shall be litigated by the Reorganized
                         Debtors or the Canadian Affiliates, as applicable, in
                         the name of the Asbestos Trust, initially at the
                         expense of the Asbestos Trust out of the Asbestos PI-AO
                         Class Fund.

                    (ii) After the exhaustion of the Asbestos PI-AO Class Fund in its entirety, all Allowed PI-AO Claims shall be paid
                         in cash by the Asbestos Trust from funds to be paid to
                         the Asbestos Trust by the Reorganized Debtors, such
                         funds being in addition to the Debtors' Payment.

                    (jj) Although the litigation of Asbestos PI-AO Claims and
                         Asbestos PI-SE Claims both are or will be in the name
                         of the Asbestos Trust, the Asbestos Trust is the true
                         party in interest in defending and/or objecting to
                         Asbestos PI-SE Claims whereas, the Reorganized Debtors
                         are the true parties in interest in defending and/or
                         objecting to Asbestos PI-AO Claims.

                    (kk) There is no unity of economic interest between the
                         Asbestos Trust in the context of the litigation of
                         Asbestos PI-SE Claims and the Reorganized Debtors,
                         acting nominally for the Asbestos Trust, in the context
                         of the litigation of Asbestos PI-AO Claims.

                    (ll) Any findings of fact or conclusions of law arising out of the adjudication of any disputed Asbestos PI-SE
                         Claims by the Asbestos Trust, and in which the
                         Reorganized Debtors shall not appear as parties in
                         interest and shall not participate directly, will not
                         have collateral estoppel or any other preclusive effect
                         on the Reorganized Debtors and/or the Asbestos Trust in
                         the context of adjudication of any disputed Asbestos
                         PI-AO Claim.

          This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by the Debtors and by Sealed Air and Fresenius with respect to the conditions set forth in paragraphs 7.6.1(r) and 7.6.1(s) above, and by Sealed Air with respect to the condition set forth in paragraph 7.6.1(t)
above.

               7.6.2 ORDERS OF THIS COURT

                    (a)  The Confirmation Order shall be in form and substance acceptable to the Plan Proponents.

                    (b)  The Confirmation Order shall be consistent with the
                         requirements of the Sealed Air Settlement Agreement,
                         the Fresenius Settlement Agreement and the Fresenius
                         Settlement Order.

                                       25

                                                                     EXHIBIT 2.2

                    (c)  The Court shall have entered the CMO in form and
                         substance acceptable to the Debtors.

                    (d)  The Court shall have entered the Estimation Order in
                         form and substance acceptable to the Plan Proponents,
                         including the following findings:

                              (i) the Asbestos PI-SE Class Fund shall constitute
                              the maximum amount that shall be required to be
                              paid in order to pay in full all Allowed Asbestos
                              PI-SE Claims;

                              (ii) the Asbestos PD Class Fund shall constitute
                              the maximum amount that shall be required to be
                              paid in order to pay in full all Allowed Asbestos
                              PD Claims; and

                              (iii) the Asbestos Trust Expenses Fund shall
                              constitute the maximum amount that shall be
                              required to be paid in order to pay in full all
                              expenses of the Asbestos Trust.

                    (e)  The Court shall have entered an order in form and
                         substance acceptable to the Plan Proponents approving
                         the Sealed Air Settlement Agreement.

          This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by the Debtors, and by the Unsecured Creditors'
Committee and the Equity Committee with respect to the conditions set forth in paragraphs 7.6.2(a), 7.6.2(d) and 7.6.2(e).

          7.7  CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

          The "effective date of the plan," as used in Bankruptcy Code Section
1129, shall not occur, and this Plan shall be of no force and effect, until the
Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

                    (a)  Each of the Confirmation Order and the Recognition
                         Order shall have been issued or affirmed by the
                         District Court or the Canadian Court, as the case may
                         be, and each shall have become a Final Order; provided
                         that, at the option of the Plan Proponents, the
                         Effective Date may occur at a point in time when the
                         Confirmation Order is not a Final Order unless the
                         effectiveness of the Confirmation Order has been stayed
                         or vacated, in which case, at the option of the Plan
                         Proponents, the Effective Date may be the first
                         Business Day immediately following the expiration or
                         other termination of any stay of effectiveness of the
                         Confirmation Order.

                    (b)  The District Court shall have entered or affirmed an
                         order(s) entering the Asbestos Channeling Injunction
                         which shall have been approved or recognized by the
                         Canadian Court in the context of the Canadian
                         Proceedings.

                                       26

                                                                     EXHIBIT 2.2

                    (c)  The District Court shall have entered or affirmed an
                         order(s) approving this Plan and all the Plan Documents
                         and such order(s) shall have become Final Orders and
                         which Final Orders shall have been approved or
                         recognized by the Canadian Court in the context of the
                         Canadian Proceedings.

                    (d)  The Asbestos Channeling Injunction, the Asbestos
                         Insurance Entity Injunction and the Released Matters
                         Injunction shall be in full force and effect.

                    (e)  The Plan Documents, including the Sealed Air Settlement
                         Agreement, necessary or appropriate to implement this
                         Plan shall have been (i) executed, in a form acceptable
                         to the Plan Proponents, (ii) delivered by Sealed Air
                         and, where applicable, (iii) filed with the appropriate
                         governmental or supervisory authorities.

                    (f)  The Certificate of Incorporation or Articles of
                         Incorporation, as applicable, of each of the Debtors,
                         as amended in accordance with this Plan, shall be in
                         full force and effect.

                    (g)  The Exit Financing, in an amount and on such terms
                         satisfactory to the Debtors, shall be in full force and
                         effect and available immediately upon the occurrence of
                         the Effective Date and after all necessary parties have
                         executed the documentation relating thereto.

                    (h)  The Sealed Air Settlement Agreement shall have been
                         duly approved by the board of directors of Sealed Air.

                    (i)  The Court shall have entered a finding that the
                         cooperation agreements entered into between the
                         Reorganized Debtors and the Asbestos Trust do not
                         result in the destruction, impairment, or waiver of any
                         applicable privileges pertaining to the books and
                         records subject thereto.

          The Effective Date shall not occur unless and until each of the foregoing conditions is either satisfied or waived by the Debtors, by the
Unsecured Creditors' Committee and the Equity Committee with respect to the conditions set forth in paragraphs 7.7(a), 7.7(b), 7.7(c), 7.7(d) and 7.7(e), and by Sealed Air with respect to the conditions set forth in paragraph 7.7(h).
Notice of the occurrence of the Effective Date reflecting that the foregoing conditions have been satisfied or waived shall: (i) be signed by the Debtor and each Entity whose consent is required pursuant to this Plan, (ii) state the date of the Effective Date; and (iii) be Filed with the Bankruptcy Court by the
Debtors' counsel. No waiver shall be effective unless it complies with the requirements of this provision.

          If the Effective Date does not occur by December 31, 2005, the Debtors reserve the right to seek dismissal of the Chapter 11 Cases. The other Plan
Proponents reserve their right to take any action they believe appropriate regarding the Debtors' seeking of dismissal of the Chapter 11 Cases. In the event that the Effective Date does not occur, all parties shall be returned to the

                                       27

                                                                     EXHIBIT 2.2

position they would have held had the Confirmation Order not been entered. In such event, nothing contained herein or in any of the Plan Documents shall be deemed to constitute a waiver or release of any claims or defenses of, or an admission or statement against interest by, the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors.

          7.8  MANAGEMENT OF THE REORGANIZED DEBTORS

          On and after the Effective Date, the business and affairs of the
Reorganized Debtors will be managed by their respective Boards of Directors or equivalent thereof. Upon the Effective Date, the Board of Directors of the
Reorganized Parent shall be composed of at least five (5) directors. The Debtors shall specify the directors of the Reorganized Parent in the Plan Supplement.
The directors of the Reorganized Parent appointed upon the Effective Date shall serve for two (2) years without replacement other than as a consequence of resignation, death or action of the Board of Directors. Thereafter, the directors may be replaced by stockholder action. In addition, as will be specified in the Plan Supplement, certain key members of current management are expected to continue with the Reorganized Debtors.

          7.9  CORPORATE ACTION

          On or prior to the Effective Date, the Boards of Directors of the respective Debtors that are corporations shall adopt an amendment to their respective Certificates of Incorporation or Articles of Incorporation, as
applicable (the Certificate of Incorporation of the Parent to be substantially in the form included in the Plan Supplement) and the Parent shall adopt the
By-Laws substantially in the form included in the Plan Supplement, and such corporate actions shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including any action by the stockholders of the Parent, the Debtors in
Possession, or the Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Parent shall file with the Secretary of State of the State of Delaware, in accordance with the applicable Delaware statutes, rules, and regulations, such amendment to its Certificate of Incorporation and each of the other Debtors shall file their respective Certificates of
Incorporation or Articles of Incorporation, as applicable with the Secretary of
State, or equivalent official in their respective jurisdictions. On the
Effective Date, the approval and effectiveness of matters provided under this
Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred and to have been authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including any action by the stockholders or directors of the Debtors, the
Debtors in Possession, or the Reorganized Debtors.

          7.10 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS

          Each of the officers of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and to take such actions as may be necessary or appropriate, for and on behalf of the Debtors and the
Reorganized Debtors, to effectuate and further evidence the terms and conditions of this Plan, the transactions contemplated by this Plan, and any securities issued pursuant to this Plan.

                                       28

                                                                     EXHIBIT 2.2

          7.11 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST

          To the extent that any Allowed Claim entitled to a Distribution under this Plan consists of indebtedness and accrued but unpaid interest thereon, such
Distribution shall, for federal income tax purposes, be allocated first to the principal amount of the Claim and then, to the extent the Distribution exceeds the principal amount of the Claim, to the accrued but unpaid interest.

          7.12 NO SUCCESSOR LIABILITY

          Except as otherwise expressly provided in this Plan, the Debtors, the
Reorganized Debtors, the Asbestos PI Committee, the Asbestos PD Committee, the
FCR, and the Asbestos Protected Parties will not, pursuant to this Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any of the Debtors' past or present Affiliates, as such liabilities or obligations may relate to or arise out of the operations of or assets of the
Debtors or any of the Debtors' past or present Affiliates or any of their respective successors, whether arising prior to, or resulting from actions, events, or circumstances occurring or existing at any time prior to the
Confirmation Date. Neither the Asbestos Protected Parties, the Reorganized
Debtors, nor the Asbestos Trust is, or shall be, a successor to the Debtors or any of the Debtors' past or present Affiliates by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Asbestos Trust shall assume the obligations specified in this Plan and the Confirmation Order.

          Except as otherwise expressly provided in this Plan, effective automatically on the Effective Date, the Asbestos Protected Parties and their respective Representatives shall be unconditionally, irrevocably and fully released from any and all Claims and causes of action, including Claims and causes of action arising under Chapter 5 of the Bankruptcy Code or similar
Claims or causes of action arising under state or any other law, including, if applicable, claims in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type claims, as a consequence of transactions, events, or circumstances involving or affecting the Debtors or the
Canadian Affiliates (or any of their predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date.

          7.13 DEEMED CONSOLIDATION OF THE DEBTORS FOR PLAN PURPOSES ONLY

          Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under this Plan for Plan purposes only. Each and every Claim
Filed or to be Filed against any of the Debtors shall be deemed Filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

          Such deemed consolidation, however, shall not (other than for purposes related to funding Distributions under this Plan and as set forth above in this
Section 7.13) affect: (i) the legal and organizational structure of the Debtors;
(ii) any Encumbrances that are required to be maintained under this Plan (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (B) pursuant to this Plan, or (C) in connection with any Exit Financing; (iii) the Sealed Air
Settlement Agreement; and (iv) the Fresenius Settlement Agreement.

          Notwithstanding anything contained in this Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the
Claims (other than Asbestos

                                       29

                                                                     EXHIBIT 2.2

Claims) being reinstated and left unimpaired under this Plan, and the legal, equitable, and contractual rights to which the Holders of any such Claims (other than Asbestos Claims) are entitled shall be left unaltered by this Plan.

                                   ARTICLE 8.
                        INJUNCTIONS, RELEASES & DISCHARGE

          8.1  DISCHARGE

               8.1.1 DISCHARGE OF THE DEBTORS AND RELATED DISCHARGE INJUNCTION

          The rights afforded in this Plan and the treatment of all Claims,
Demands and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims, Demands and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or their assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims, Demands against, and Equity Interests in the Debtors and the Debtors in Possession shall be satisfied, discharged, and released in full. The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors pursuant to this Plan. All Entities shall be precluded and forever barred from asserting against the Debtors and the
Reorganized Debtors, or their assets, properties, or interests in property any other or further Claims or Demands based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except as expressly provided in this Plan.

          With respect to any debts discharged by operation of law under
Bankruptcy Code Sections 524(a) and 1141, the discharge of the Debtors operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover, or offset any such debt as a personal liability of the Debtor, whether or not the discharge of such debt is waived; provided, however, that the obligations of the Reorganized Debtors under this Plan are not so discharged.

               8.1.2 DISCHARGE OF LIABILITIES TO HOLDERS OF ASBESTOS CLAIMS

          The transfer to, vesting in, and assumption by the Asbestos Trust of the Asbestos Trust Assets as contemplated by this Plan, among other things, shall (i) discharge the Debtors, the Reorganized Debtors and their
Representatives for and in respect of all Asbestos Claims and (ii) discharge, release, and extinguish all obligations and liabilities of the Asbestos
Protected Parties and Asbestos Insurance Entities for and in respect of all
Asbestos Claims, subject to the reservations listed in Section 8.3.2 herein. On the Effective Date, the Asbestos Trust shall assume the liabilities of the
Debtors with respect to all Asbestos Claims and shall pay the Allowed Asbestos
Claims in accordance with the Asbestos Trust Agreement and the appropriate TDPs.

                                       30

                                                                     EXHIBIT 2.2

               8.1.3 DISALLOWED CLAIMS AND DISALLOWED EQUITY INTERESTS

          On and after the Effective Date, the Debtors, the Reorganized Debtors
and their Representatives shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or Disallowed Equity Interest, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to Bankruptcy Code Section 502 or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.

               8.1.4 NON-DISCHARGEABLE ERISA LIABILITY

          The Parent is a controlled group member within the meaning of 29
U.S.C. Section 1301(a)(14) and may also be a contributing sponsor of one or more ongoing, defined benefit pension plans to which Title IV of the Employee
Retirement Income Security Act of 1974 ("ERISA") applies (the "Pension Plans").
The Debtors intend, and this Plan contemplates, that the Reorganized Debtors will continue to be the contributing sponsor of all the Pension Plans that it currently sponsors. Each of the Pension Plans is a defined benefit pension plan insured by the Pension Benefit Guaranty Corporation ("PBGC") under ERISA. The
Pension Plans are subject to minimum funding requirements of ERISA and Section
412 of the IRC. The PBGC believes the Pension Plans to be underfunded on a termination basis. As of their April 2004 Form 4010 Filings with the PBGC, the
Debtors Actuarial Information Certification indicates the total unfunded status of the Pension Plans was $394.2 million as of December 31, 2003. An underfunded pension plan can terminate only in either a distress termination or
PBGC-initiated termination under Title IV of ERISA. Should the Pension Plans terminate, the PBGC may assert claims for the underfunding, for any unpaid minimum funding contributions owed the Pension Plan, and for any unpaid premiums owed the PBGC. The PBGC further asserts that portions of those claims would be entitled to priority status.

          Nothing contained in this Plan, Confirmation Order, the Bankruptcy
Code (including Bankruptcy Code Section 1141), or any other document Filed in the Chapter 11 Cases shall be construed to discharge, release or relieve the
Debtors, or any other party, in any capacity, from any liability or responsibility to the PBGC with respect to the Pension Plans under any law, governmental policy, or regulatory provision. The PBGC shall not be enjoined or precluded from enforcing such liability or responsibility, as a result of any of the provisions of this Plan (including those provisions providing for exculpation, satisfaction, release and discharge of Claims), the Confirmation
Order, the Bankruptcy Code (including Bankruptcy Code Section 1141), or any other document Filed in the Chapter 11 Cases. Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any liability or responsibility with respect to the Pension Plans under any law, governmental policy or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos Trust or any of the Asbestos Trust Assets.

          8.2  THE ASBESTOS CHANNELING INJUNCTION

          In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code Sections 1141 and 524(a) and as described in this Article 8, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code Sections 524(g) and 105(a), the
Confirmation Order shall provide for issuance of the Asbestos Channeling
Injunction to take effect as of the Effective Date. On and after the Effective
Date, the sole recourse of the Holder of an Asbestos Claim on account of such
Claim shall be to the Asbestos

                                       31

                                                                     EXHIBIT 2.2

Trust pursuant to the provisions of the Asbestos Channeling Injunction and the appropriate TDPs and such Holder shall have no right whatsoever at any time to assert its Asbestos Claim against the Debtors, the Canadian Affiliates, the
Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to this Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party.
Without limiting the foregoing, from and after the Effective Date, the Asbestos
Channeling Injunction shall apply to all present and future Holders of Asbestos
Claims, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Claims other than from the Asbestos
Trust in accordance with the Asbestos Channeling Injunction and pursuant to the
Asbestos Trust Agreement and the appropriate TDPs, including:

                    (a)  commencing, conducting, or continuing in any manner,
                         directly or indirectly, any suit, action, or other
                         proceeding (including a judicial, arbitration,
                         administrative, or other proceeding) in any forum
                         against or affecting any Asbestos Protected Party, or
                         any property or interest in property of any Asbestos
                         Protected Party;

                    (b)  enforcing, levying, attaching (including any
                         prejudgment attachment), collecting, or otherwise
                         recovering by any means or in any manner, whether
                         directly or indirectly, any judgment, award, decree, or
                         other order against any Asbestos Protected Party, or
                         any property or interest in property of any Asbestos
                         Protected Party;

                    (c)  creating, perfecting, or otherwise enforcing in any
                         manner, directly or indirectly, any Encumbrance against
                         any Asbestos Protected Party, or any property or
                         interest in property of any Asbestos Protected Party;

                    (d)  setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or
                         otherwise recouping in any manner, directly or
                         indirectly, any amount against any liability owed to
                         any Asbestos Protected Party, or any property or
                         interest in property of any Asbestos Protected Party;
                         and

                    (e)  proceeding in any other manner with regard to any
                         matter that is subject to resolution pursuant to the
                         Asbestos Trust, except in conformity and compliance
                         with the Asbestos Trust Agreement and the appropriate
                         TDPs.

          Notwithstanding anything to the contrary above, this Asbestos
Channeling Injunction shall not enjoin the rights of Entities to the treatment accorded them under Article 3 of this Plan, as applicable, including the rights of Entities with Asbestos Claims to assert such Asbestos Claims in accordance with the appropriate TDPs.

          Except as otherwise expressly provided in this Plan, the Sealed Air
Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in this Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the

                                       32

                                                                     EXHIBIT 2.2

Canadian Affiliates, the Reorganized Debtors, or the Asbestos Trust may have against any Entity in connection with or arising out of or related to any
Asbestos Claim.

          8.3  ASBESTOS INSURANCE ENTITY INJUNCTION

          Pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code Section 105(a), the Confirmation Order shall provide for issuance of the Asbestos Insurance Entity Injunction to take effect as of the Effective Date.

               8.3.1 INJUNCTION

                    (a)  All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert any
                         Claim, Demand, or cause of action, against any Asbestos
                         Insurance Entity, based upon, relating to, arising out
                         of, or in any way connected with any Claim, Demand,
                         Asbestos Insurance Rights, Asbestos Insurance Policies,
                         or Asbestos Insurance Settlement Agreements, whenever
                         and wherever arisen or asserted (including all Claims
                         in the nature of or sounding in tort, or under
                         contract, warranty, or any other theory of law, equity,
                         or admiralty) shall be stayed, restrained, and enjoined
                         from taking any action for the purpose of directly or
                         indirectly collecting, recovering, or receiving
                         payments, satisfaction, or recovery with respect to any
                         such Claim, Demand, or cause of action, including:

                              (i) commencing, conducting, or continuing, in any
manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                              (ii) enforcing, levying, attaching (including any
prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                              (iii) creating, perfecting, or otherwise enforcing
in any manner, directly or indirectly, any Encumbrance against any Asbestos
Insurance Entity, or any property or interest in property of any Asbestos
Insurance Entity;

                              (iv) setting off, seeking reimbursement of,
indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity; and

                              (v) proceeding in any other manner with regard to
any matter that is subject to resolution pursuant to the Asbestos Trust, except in conformity and compliance with the Asbestos Trust Agreement, the appropriate
TDPs, and the appropriate Asbestos Insurance Settlement Agreements.

                                       33

                                                                     EXHIBIT 2.2

                    (b)  The Reorganized Debtors shall have the sole and
                         exclusive authority at any time to terminate, reduce or
                         limit the scope of, the Asbestos Insurance Entity
                         Injunction as it may apply to any Asbestos Insurance
                         Entity upon express written notice to that Asbestos
                         Insurance Entity; and

                    (c)  The Asbestos Insurance Entity Injunction is not issued for the benefit of any Asbestos Insurance Entity, and
                         no Asbestos Insurance Entity is or may become a
                         third-party beneficiary of the Asbestos Insurance
                         Entity Injunction.

               8.3.2 RESERVATIONS FROM THE ASBESTOS INSURANCE ENTITY INJUNCTION

          Notwithstanding anything to the contrary above, the Asbestos Insurance
Entity Injunction shall not enjoin:

                    (a)  the rights of any Entity to the treatment accorded it under this Plan;

                    (b)  the rights of any of the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, to prosecute
                         any cause of action or to assert any Claim, Demand,
                         debt, obligation, or liability for payment against any
                         Entity, including any Asbestos Insurance Entity, based
                         on or arising from the Asbestos Insurance Rights for
                         the Debtors', Reorganized Debtors' or the Non-Debtor
                         Affiliates' benefit; and

                    (c)  the rights of any of the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, to receive
                         any settlement, award, payment of cash or other
                         property of any kind whatsoever from any Entity,
                         including any Asbestos Insurance Entity, in
                         satisfaction of any Asbestos Insurance Rights that any
                         of the Debtors, the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, may have
                         against any of the foregoing.

          8.4  RELEASED MATTERS INJUNCTION

          Pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code Section 105(a), the Confirmation Order shall provide for issuance of the Released Matters Injunction to take effect as of the
Effective Date.

               8.4.1 INJUNCTION

                    (a)  All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert any
                         Claim, Demand, or cause of action, against any Entity
                         released under any provision of this Plan, shall be
                         enjoined from taking any action for the purpose of
                         directly or indirectly collecting, recovering, or
                         receiving payments, satisfaction, or recovery on
                         account of such released matters, including:

                                       34

                                                                     EXHIBIT 2.2

                              (i) commencing, conducting, or continuing, in any
manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity;

                              (ii) enforcing, levying, attaching (including any
prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity;

                              (iii) creating, perfecting, or otherwise enforcing
in any manner, directly or indirectly, any Encumbrance against any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity; and

                              (iv) setting off, seeking reimbursement of,
indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity.

               8.4.2 RESERVATIONS FROM THE RELEASED MATTERS INJUNCTION

          Notwithstanding anything to the contrary above, the injunction provided in Section 8.4.1 of this Plan shall not enjoin:

                    (a)  the rights of any Entity to the treatment accorded it under this Plan;

                    (b)  the rights of any of the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, to prosecute
                         any cause of action or to assert any Claim, Demand,
                         debt, obligation, or liability for payment against any
                         Entity, including any Asbestos Insurance Entity, based
                         on or arising from the Asbestos Insurance Rights for
                         the Debtors', Reorganized Debtors' or the Non-Debtor
                         Affiliates' benefit; and

                    (c)  the rights any of the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, to receive
                         any settlement, award, payment of cash or other
                         property of any kind whatsoever from any Entity,
                         including any Asbestos Insurance Entity in satisfaction
                         of any Asbestos Insurance Rights that any of the
                         Reorganized Debtors or the Non-Debtor Affiliates, as
                         the case may be, may have against any of the foregoing.

          8.5  INJUNCTIONS AND RELEASES RELATED TO THE SEALED AIR INDEMNIFIED
               PARTIES AND FRESENIUS INDEMNIFIED PARTIES

          As required by the Sealed Air Settlement Agreement, the Fresenius
Settlement Agreement, and the Fresenius Settlement Order, the injunctions and releases outlined in this Plan, including the Asbestos Channeling Injunction and the Released Matters Injunction and

                                       35

                                                                     EXHIBIT 2.2

provided under Bankruptcy Code Sections 105(a) and 524(g), shall absolutely and unequivocally extend to and protect the Sealed Air Indemnified Parties and the
Fresenius Indemnified Parties.

          8.6  TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY

               8.6.1 INJUNCTIONS AND/OR AUTOMATIC STAYS IN EXISTENCE IMMEDIATELY
                     PRIOR TO CONFIRMATION

          All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases, whether pursuant to Bankruptcy Code
Sections 105, 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the injunctions set forth in this Plan become effective, and thereafter if so provided by this Plan, the Confirmation
Order, or by their own terms. In addition, on and after the Confirmation Date, the Reorganized Debtors may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between the
Confirmation Date and the Effective Date.

               8.6.2 INJUNCTIONS PROVIDED FOR IN THIS PLAN

          Each of the injunctions provided for in this Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by this Plan. Notwithstanding anything to the contrary contained in this Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the
Confirmation Date and the Effective Date.

          8.7  ADDITIONAL RELEASES AND INDEMNIFICATION

               8.7.1 REPRESENTATIVES OF THE DEBTORS

                    (A)  RELEASE OF REPRESENTATIVES OF THE DEBTORS

          For good and valuable consideration, the receipt and sufficiency of which is acknowledged in this Plan, all Representatives of the Debtors and any of the Non-Debtor Affiliates will be released, as of the Effective Date, from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity
Interest or other Entity, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the
Effective Date for Claims or liabilities resulting from their services as
Representatives of the Debtors or any of the Non-Debtor Affiliates to the extent such Claims or liabilities relate to the business, operations, or management of any of the Debtors or Non-Debtor Affiliates prior to the Effective Date or any of the matters referred to in Section 11.8 so long as, in each case such action, or failure to act, did not constitute willful misconduct; provided, however, that such releases shall not preclude a governmental entity from enforcing its police and regulatory powers. These releases are conditioned on the released
Representatives giving a mutual release, except that such Representatives are not releasing Claims with respect to commercial obligations of the Debtors and the Non-Debtor Affiliates, any Claims for indemnification in favor of the released Representatives, or Claims for wages, fees, benefits,

                                       36

                                                                     EXHIBIT 2.2

commissions and expenses. Further, these releases are not intended to, and shall not, alter in any way the rights of the present and/or former officers and/or directors of the Parent, or of any of the other Debtors or Non-Debtor
Affiliates, under the Parent's By-Laws and/or Certificate of Incorporation, or
any of the other Debtors' or Non-Debtor Affiliates' applicable by-laws and/or certificates of incorporation, whatever those rights, if any, may be.

                    (B)  INDEMNIFICATION OF REPRESENTATIVES OF THE DEBTORS AND
                         NON-DEBTOR AFFILIATES

          The Reorganized Debtors will defend, indemnify, and hold harmless to the fullest extent permitted by applicable law, all Representatives of the
Debtors, and all Representatives of the Non-Debtor Affiliates, on and after the
Effective Date for all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever that are purported to be released pursuant to Section 8.7.1(a) herein.

               8.7.2 RELEASE OF SEALED AIR INDEMNIFIED PARTIES

          Upon receipt of the Sealed Air Payment (i) the Debtors, the Asbestos
PD Committee and the Asbestos PI Committee shall execute and deliver the
Release; (ii) the Government Plaintiff shall execute and deliver the Government
Release; and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall deliver the Fresenius Release, all as provided for and defined in the Sealed Air
Settlement Agreement. In addition, each of the Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified
Parties from any and all Asbestos Claims and any and all Claims, on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction, as that term is defined in the Sealed Air
Settlement Agreement, that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties, and that each
Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other person any and all Asbestos Claims, and any and all Claims on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the
Fresenius Transaction, as that term is defined in the Sealed Air Settlement
Agreement.

          The Debtors, the Reorganized Debtors and the Asbestos Trust shall defend, indemnify, and hold harmless each of the Sealed Air Indemnified Parties as provided in, and to the extent set forth in the Sealed Air Settlement
Agreement, and the indemnification provisions set forth in the Sealed Air
Settlement Agreement shall be binding on the Asbestos Trust with the same force and effect as if the Asbestos Trust was a party to the Sealed Air Settlement
Agreement.

               8.7.3 RELEASE OF FRESENIUS INDEMNIFIED PARTIES

          Upon receipt of the Fresenius Payment, the Debtors, the Reorganized
Debtors, the Asbestos PI Committee and the Asbestos PD Committee will fully, finally and forever release, relinquish and discharge each and every Fresenius
Indemnified Party from any and all Grace-Related Claims, as that term is defined in the Fresenius Settlement Agreement, that the Debtors, the Reorganized
Debtors, the Asbestos PI Committee or the Asbestos PD Committee have asserted or could have asserted in the Bankruptcy Court or any other forum against any of the Fresenius Indemnified Parties and the release that is attached as Appendix B to the Fresenius Settlement Agreement shall become effective. Upon receipt of the Fresenius Payment, in

                                       37

                                                                     EXHIBIT 2.2

addition to the more limited duties of indemnification by the Debtors to the
Fresenius Indemnified Parties under Article III of the Fresenius Settlement
Agreement, the Debtors and the Reorganized Debtors shall indemnify, defend and hold harmless the Fresenius Indemnified Parties as provided in and to the extent set forth in the Fresenius Settlement Agreement.

               8.7.4 SPECIFIC RELEASES BY HOLDERS OF CLAIMS OR EQUITY INTERESTS

          Without limiting any other provisions of this Plan, each Holder of a
Claim or Equity Interest who votes in favor of this Plan or receives or retains any property under this Plan shall be deemed to unconditionally have released the Asbestos Protected Parties, the Asbestos Insurance Entities, the Unsecured
Creditors' Committee, the Asbestos PI Committee, the Asbestos PD Committee, the
Equity Committee and the FCR, and each party's Representatives, as of the
Effective Date from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, the
Debtors or the Reorganized Debtors, the Chapter 11 Cases, or the negotiation, formulation, and preparation of this Plan or any related agreements, instruments, or other documents, so long as, in each case, such action or failure to act does not constitute willful misconduct. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute willful misconduct. This section is not intended to preclude a governmental entity from enforcing its police and regulatory powers.

               8.7.5 APPROVAL OF SEALED AIR SETTLEMENT AGREEMENT

          The Confirmation Order shall constitute an order approving, as a compromise and settlement pursuant to Bankruptcy Code Section 1123(b)(3)(A), the release of Sealed Air, the respective releases of each of the Reorganized
Debtors and the Asbestos Trust contained in the Sealed Air Settlement Agreement, and the execution and delivery of the Sealed Air Settlement Agreement which contains the foregoing releases. The Confirmation Order shall also constitute an order assuming the 1998 Tax Sharing Agreement as defined in the Sealed Air
Settlement Agreement.

               8.7.6 EFFECT OF THE FRESENIUS SETTLEMENT AGREEMENT, THE FRESENIUS
                     SETTLEMENT ORDER, AND THE SEALED AIR SETTLEMENT AGREEMENT.

          Notwithstanding anything to the contrary in this Plan, any of the Plan
Documents, or the Confirmation Order, nothing in this Plan, any of the Plan
Documents or the Confirmation Order (including any other provisions that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, impairing or limiting the legal, equitable or contractual rights or obligations of the Sealed Air Indemnified Parties, the Fresenius Indemnified
Parties or the Debtors, the Reorganized Debtors and the Non-Debtor Affiliates,
respectively, pursuant to the Sealed Air Settlement Agreement, the Fresenius
Settlement Agreement or the Fresenius Settlement Order, as applicable, each of which is expressly made a part of this Plan and incorporated in this Plan by reference.

                                       38

                                                                     EXHIBIT 2.2

          The Sealed Air Settlement Agreement, the Fresenius Settlement
Agreement, and the Fresenius Settlement Order set forth certain preconditions to the making of the Sealed Air Payment and/or the Fresenius Payment and the
Debtors intend by this Plan to fulfill each and every such precondition whether expressly or impliedly outlined in the Plan Documents.

                                   ARTICLE 9.
                     EXECUTORY CONTRACTS, UNEXPIRED LEASES,
                      GUARANTIES, AND INDEMNITY AGREEMENTS

          9.1  ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          Except for (i) executory contracts and unexpired leases that the
Debtors reject prior to the Effective Date or designate (on a list to be included in the Plan Supplement) as being subject to rejection in connection with the Effective Date and (ii) agreements, to the extent executory, providing for indemnification of third parties for Asbestos Claims, all executory contracts and unexpired leases, including all Asbestos Insurance Policies and the 1998 Tax Sharing Agreement (as defined in the Sealed Air Settlement
Agreement), not previously assumed by the Debtors pursuant to Bankruptcy Code
Section 365 shall be deemed to have been assumed by the Reorganized Debtors on the Effective Date, and this Plan shall constitute a motion to assume such executory contracts and unexpired leases as of the Effective Date.

          The Debtors reserve the right for 30 days after the Confirmation Date to modify the list of rejected contracts to be included in the Plan Supplement to add executory contracts or leases (but not the 1998 Tax Sharing Agreement) or remove executory contracts or leases, provided that the Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice.
Notwithstanding the foregoing, such affected parties shall not be entitled to any Administrative Expense Claim for any executory contracts or leases added to the list of rejected contracts and will only be entitled to a Claim for rejection damages.

          Pursuant to the terms of the March 2003 Bar Date Order and Bankruptcy
Rule 3002(c)(4), and except as otherwise ordered by the Bankruptcy Court, a proof of Claim for each Claim arising from the rejection of an executory contract or unexpired lease pursuant to this Plan or otherwise shall be Filed with the Bankruptcy Court within thirty (30) days of the later of: (i) the date of the entry of an order, prior to the Confirmation Date, approving such rejection, (ii) the Confirmation Date, or (iii) service of notice of rejection if such party is an affected party as described in the paragraph immediately above. Any Claims not Filed within such applicable time period shall be forever barred from assertion. All Allowed Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 9 and shall be treated in accordance with Article 3 herein.

          Subject to the occurrence of the Effective Date, entry of the
Confirmation Order shall constitute approval of such assumptions pursuant to
Bankruptcy Code Section 365(a) and a finding by the Court that each such assumption is in the best interests of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.

          With respect to each such executory contract or unexpired lease assumed by the Reorganized Debtors, unless otherwise determined by the Court pursuant to a Final Order or agreed to by the parties thereto prior to the
Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such

                                       39

                                                                     EXHIBIT 2.2

default becomes known to the Debtors and, if the cure amount is disputed, such cure amount shall be established pursuant to applicable law, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amount, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

          To the extent executory, all agreements providing for indemnification of third parties for Asbestos Claims shall be deemed rejected by operation of entry of the Confirmation Order unless expressly identified and assumed pursuant to an order of the Bankruptcy Court.

          Executory Contracts and unexpired leases previously assumed by the
Debtors during the case pursuant to Bankruptcy Code Section 365 shall be governed by and subject to the provisions of the order of the Court authorizing the assumption thereof.

          9.2  LETTERS OF CREDIT, SURETY BONDS, GUARANTIES, AND CERTAIN
               INDEMNITY AGREEMENTS

          Unless otherwise designated by the Debtors in the Plan Supplement, agreed to in writing by the affected parties, or modified by order of the Court, the Debtors' obligations under letters of credit, surety bonds, guaranties
(which for purposes of this Section 9.2 include contingent liabilities arising in connection with assigned executory contracts and unexpired leases), or written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under this
Plan. The Debtors' obligations under such letters of credit, surety bonds, guaranties, and indemnity agreements shall be deemed assumed pursuant to
Bankruptcy Code Section 365(a), survive entry of the Confirmation Order and occurrence of the Effective Date, remain unaffected thereby (except as provided in this Section 9.2), and not be discharged in accordance with Bankruptcy Code
Section 1141.

          The Debtors reserve the right for 30 days after the Confirmation Date to modify the list to be included in the Plan Supplement to add or remove letters of credit, surety bonds, guaranties, or indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the
Effective Date, provided that the Debtors shall file a notice with the
Bankruptcy Court and serve each affected party with such notice.

          Pursuant to the terms of the March 2003 Bar Date Order and Bankruptcy
Rule 3002(c)(4), and except as otherwise ordered by the Bankruptcy Court, a proof of Claim for each Claim arising from the rejection of a: (i) letter of credit, (ii) surety bond, (iii) guaranty, or (iv) written indemnity agreement with respect to a letter of credit, surety bond or guaranty existing as of the
Effective Date shall be Filed with the Bankruptcy Court within thirty (30) days of the later of: (A) the date of the entry of an order, prior to the
Confirmation Date, approving such rejection, (B) the Confirmation Date, or (C)
service of notice of rejection if such party is an affected party as described in the paragraph immediately above. Any Claims not Filed within such applicable time period shall be forever barred from assertion. All Allowed Claims for damages arising from the rejection of a letter of credit, surety bond, guaranty, or written indemnity agreement with respect to a letter of credit, surety bond or guaranty existing as of the Effective Date shall be included in Class 9 and shall be treated in accordance with Article 3 herein.

                                       40

                                                                     EXHIBIT 2.2

          The Reorganized Debtors shall have the right to cure any defaults existing as of the Effective Date under any such letters of credit, surety bonds, guaranties, or written indemnity agreements with respect to letters of credit, surety bonds, or guaranties existing as of the Effective Date promptly after any such default becomes known to the Debtors or Reorganized Debtors and, if disputed, established pursuant to applicable law. All letters of credit, surety bonds, guaranties, or written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date shall be deemed reinstated on the Effective Date notwithstanding any default therein by the Debtors, any delay in the cure thereof by the Debtors, or the
Filing or existence of the Chapter 11 Cases, or any action taken in connection therewith, and shall be binding upon, and enforceable against, all parties thereto, subject to any rights and defenses existing thereunder. All undrawn or partially drawn letters of credit, including letters of credit outstanding under the Debtors' pre-petition credit facilities, will be replaced as soon as practicable with new or replacement letters of credit under a new facility.

          Nothing in Article 9, however, shall (i) constitute a reinstatement, continuation or assumption of any warranty provision, guaranty or any other contractual or other obligation, Demand or Claim by the Reorganized Debtors to the extent that the Claim, Demand or obligation constitutes an Asbestos PD
Claim, an Asbestos PI-SE Claim, or an Asbestos PI-AO Claim, or (ii) limit, restrict or otherwise impair the releases afforded to the Sealed Air Indemnified
Parties and the Fresenius Indemnified Parties that are granted elsewhere in this
Plan or Plan Documents.

          9.3  COMPENSATION AND BENEFITS PROGRAM

          Unless otherwise agreed to by the affected parties, or modified by order of the Court, all of the Debtors' obligations under employment and severance contracts and policies, and all compensation and benefit plans, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under this Plan.

                                   ARTICLE 10.
                            RETENTION OF JURISDICTION

          Pursuant to Bankruptcy Code Sections 105(a) and 1142, and except as any matters outlined in this Section relate to the litigation of Canadian Claims or the hearing on the Recognition Order, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (i) arising under the
Bankruptcy Code, (ii) arising in or related to the Chapter 11 Cases or this
Plan, or (iii) that relates to the following, provided that the District Court shall retain jurisdiction for such matters to which the automatic reference to the Bankruptcy Court has been withdrawn:

          10.1 PLAN DOCUMENTS

          To interpret, enforce, and administer the terms of the Plan Documents and all annexes and exhibits thereto);

          10.2 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          To hear and determine any and all motions or applications for the assumption and/or assignment or rejection of (i) executory contracts, (ii)
unexpired leases, (iii) letters of credit, (iv) surety bonds, (v) guaranties
(which for purposes of this Section 10.2 include contingent liabilities arising in connection with assigned executory contracts and unexpired leases), or (vi)
written indemnity agreements with respect to letters of credit, surety bonds or guaranties

                                       41

                                                                     EXHIBIT 2.2

existing as of the Effective Date to which the Debtors are parties or with respect to which the Debtors may be liable that are: (A) pending on the
Confirmation Date or (B) within the 30-day reservation period described in
Sections 9.1 and 9.2 of this Plan, and to review and determine all Claims resulting from the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date;

          The Debtors reserve the right for 30 days after the Confirmation Date to modify the list of rejected contracts to be included in the Plan Supplement to add or remove executory contracts, leases, letters of credit, surety bonds, guaranties, or written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date, provided that the
Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice.

          10.3 DISPUTED CLAIMS ALLOWANCE/DISALLOWANCE

          To hear and determine any objections to: (i) the allowance of Claims, including any objections to the classification of any Claim; (ii) to allow or disallow any Disputed Claim in whole or in part; and (iii) to allow or disallow any disputed Asbestos Claim;

          10.4 ENFORCEMENT/MODIFICATION OF THIS PLAN

                    (a)  To issue such orders in aid of execution of this Plan to the extent authorized or contemplated by Bankruptcy
                         Code Section 1142;

                    (b)  To consider and approve any modifications of this Plan or Plan Documents, remedy any defect or omission, or
                         reconcile any inconsistency in any order of the Court,
                         including the Confirmation Order;

                    (c)  To hear and determine all controversies, suits, and
                         disputes that may relate to, impact upon, or arise in
                         connection with this Plan or any other Plan Documents
                         or their interpretation, implementation, enforcement,
                         or consummation;

                    (d)  To hear and determine all objections to the termination of the Asbestos Trust;

                    (e)  To determine such other matters that may be set forth in, or that may arise in connection with, this Plan,
                         the Confirmation Order, the Asbestos Channeling
                         Injunction, the Asbestos Insurance Entity Injunction,
                         the Released Matters Injunction, or the Asbestos Trust
                         Agreement;

                    (f)  To hear and determine any proceeding that involves the validity, application, construction, enforceability, or
                         modification of the Asbestos Channeling Injunction, the
                         Asbestos Insurance Entity Injunction, or the Released
                         Matters Injunction;

                    (g)  To enter an order or final decree closing the Chapter
                         11 Cases;

                                       42

                                                                     EXHIBIT 2.2

                    (h)  To hear and determine any other matters related hereto, including matters related to the implementation and
                         enforcement of all orders entered by the Court in the
                         Chapter 11 Cases;

                    (i)  To enter such orders as are necessary to implement and enforce the injunctions described herein; and

                    (j)  To enter orders authorizing immaterial modifications to this Plan which are necessary to comply with Section
                         468B of the IRC.

          10.5 COMPENSATION OF PROFESSIONALS

          To hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals under Bankruptcy Code Sections
327, 328, 329, 330, 331 and 363 and any other fees and expenses authorized to be paid or reimbursed under this Plan;

          10.6 SETTLEMENTS

          To the extent that Court approval is required, to consider and act on the compromise and settlement of any Claim or cause of action by or against the
Debtors' or Reorganized Debtors' estates or the Asbestos Trust;

          10.7 TAXES

          To hear and determine matters concerning state, local, and federal taxes (including the amount of net operating loss carryforwards), fines, penalties, or additions to taxes for which the Debtors or Debtors in Possession may be liable, directly or indirectly, in accordance with Bankruptcy Code
Sections 346, 505, and 1146.

          10.8 SPECIFIC PURPOSES

          To hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order; and

          10.9 INSURANCE MATTERS.

          To hear and determine matters concerning the Asbestos Insurance
Policies; provided that the Court shall have nonexclusive jurisdiction over such matters.

                                   ARTICLE 11.
                            MISCELLANEOUS PROVISIONS

          11.1 AUTHORITY OF THE DEBTORS

          On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively (i) the provisions of this Plan and (ii) the creation of the Asbestos Trust.

                                       43

                                                                     EXHIBIT 2.2

          11.2 PAYMENT OF STATUTORY FEES

          All fees payable pursuant to section 1930 of title 28 of the United
States Code, as determined by the Court at the hearing on confirmation of this
Plan, shall be paid by the Debtors on or before the Effective Date.

          11.3 RETAINED CAUSES OF ACTION

               11.3.1 MAINTENANCE OF CAUSES OF ACTION

          Nothing in this Section 11.3 of this Plan shall be deemed to be a transfer by the Debtors and the Reorganized Debtors of any Claims, causes of action, or defenses relating to assumed executory contracts or otherwise which are required by the Reorganized Debtors to conduct their businesses in the ordinary course subsequent to the Effective Date. Moreover, except as otherwise expressly contemplated by this Plan, the Sealed Air Settlement Agreement, the
Fresenius Settlement Agreement or other Plan Documents, from and after the
Effective Date, the Reorganized Debtors shall have and retain any and all rights to commence and pursue any and all Claims, causes of action, including the
Retained Causes of Action, or defenses against any parties, including Claimants and Holders of Equity Interests, whether such causes of action accrued before or after the Petition Date, including those Retained Causes of Action listed on
Exhibit 11 in the Exhibit Book.

          The Reorganized Debtors shall retain and may exclusively enforce any and all such Claims, rights or causes of action, including Retained Causes of
Action, and commence, pursue and settle the causes of action in accordance with this Plan. The Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and causes of action, including Retained Causes of
Action, without the consent or approval of any third party and without any further order of the Court.

               11.3.2 PRESERVATION OF CAUSES OF ACTION

          The Debtors are currently investigating whether to pursue potential causes of action against any Claimants or Entities. The investigation has not been completed to date, and, under this Plan, the Reorganized Debtors retain the right on behalf of the Debtors to commence and pursue any and all Retained
Causes of Action. The potential causes of action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the
Effective Date or by the Reorganized Debtors, after the Effective Date are described more fully in the Disclosure Statement. In addition, there may be numerous Unknown Causes of Action. The failure to list any such Unknown Causes of Action herein, or on Exhibit 11 in the Exhibit Book, is not intended to limit the rights of the Reorganized Debtors to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

               11.3.3 PRESERVATION OF ALL CAUSES OF ACTION NOT EXPRESSLY SETTLED
                      OR RELEASED

          Unless a Claim or cause of action against a Claimant or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order, the Debtors expressly reserve such Claim or Retained Cause of Action (including any Unknown Causes of

                                       44

                                                                     EXHIBIT 2.2

Action) for later adjudication by the Reorganized Debtors, as applicable.
Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel
(judicial, equitable, or otherwise) or laches shall apply to such Claims or
Retained Causes of Action upon or after the Confirmation Date or Effective Date of this Plan based on the Disclosure Statement, this Plan or the Confirmation
Order, except where such Claims or Retained Causes of Action have been released in this Plan or other Final Order. In addition, the Debtors, the Reorganized
Debtors, and the successor entities under this Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits.

          Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the
Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors or the Reorganized Debtors, and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in the
Chapter 11 Cases; (ii) such Claimant's proof of Claim has been objected to;
(iii) such Claimant's Claim was included in the Debtors' Schedules; or (iv) such
Claimant's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as a Disputed Claim, a Contingent Claim, or an
Unliquidated Claim.

          11.4 THIRD-PARTY AGREEMENTS

          The Distributions to the various classes of Claims hereunder will not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto will remain in full force and effect.

          11.5 PURPOSE OF THE FRESENIUS PAYMENT AND CONSISTENCY OF TREATMENT

          The Debtors acknowledge and agree, that the Fresenius Indemnified
Parties have entered into the Fresenius Settlement Agreement for the purpose of settling and terminating any and all controversies relating to the assertion of
Asbestos Claims, as well as other Grace-Related Claims, as that term is defined in the Fresenius Settlement Agreement, against the Fresenius Indemnified
Parties. The Fresenius Payment is intended and shall be treated by the Settling
Parties, as that term is defined in the Fresenius Settlement Agreement, as a payment by the Fresenius Indemnified Parties of an ordinary and necessary expense incurred by the Fresenius Indemnified Parties and as income of the
Debtors and Reorganized Debtors in the same amount. Any indemnification payments made by Grace-Conn. to the Fresenius Indemnified Parties to the extent the indemnified obligation would have been an ordinary and necessary expense if incurred directly by Grace-Conn., shall be treated by the Settling Parties, as that term is defined in the Fresenius Settlement Agreement, as a payment by
Grace-Conn. of an ordinary and necessary expense incurred by Grace-Conn. and, to the extent the indemnified obligation was itself deducted as an ordinary and necessary expense of the Fresenius Indemnified Parties as income of the
Fresenius Indemnified Parties. None of the Settling Parties, as that term is defined in the

                                       45

                                                                     EXHIBIT 2.2

Fresenius Settlement Agreement, shall take a position inconsistent with the foregoing in any Tax Return, as that term is defined in the Fresenius Settlement
Agreement, or with any tax authority.

          11.6 PURPOSE OF THE SEALED AIR PAYMENT AND CONSISTENCY OF TREATMENT

          The Debtors, the Reorganized Debtors and the Asbestos Trust shall treat for all tax purposes any and all payments by the Sealed Air Indemnified
Parties directly to the Asbestos Trust as a direct payment by the Sealed Air
Indemnified Parties to the Asbestos Trust for Asbestos Claims that constitutes an ordinary and necessary expense of the Sealed Air Indemnified Parties, and the
Debtors, the Reorganized Debtors, the Asbestos PI Committee, the Asbestos PD
Committee and the Asbestos Trust (i) shall be prohibited from taking any Defined
Action, as that term is defined in the Sealed Air Settlement Agreement, that is inconsistent with the provisions of the Sealed Air Settlement Agreement and (ii)
shall take all Defined Actions, as that term is defined in the Sealed Air
Settlement Agreement, that are reasonably requested by Sealed Air and consistent with the provisions of the Sealed Air Settlement Agreement unless otherwise permitted under the Sealed Air Settlement Agreement and the procedures outlined therein. The Debtors, the Reorganized Debtors and the Asbestos Trust shall file all Tax Returns, as that term is defined in the Sealed Air Settlement Agreement, required to be filed by such person, if any, consistent with the provisions of the Sealed Air Settlement Agreement. Each of the Debtors shall use its best efforts to: (i) cause the Asbestos Trust to qualify, and to maintain its status, as a Qualified Settlement Fund, as that term is defined in the Sealed Air
Settlement Agreement, and (ii) structure the transactions contemplated by the
Sealed Air Settlement Agreement to achieve favorable tax treatment to the Sealed
Air Indemnified Parties as set forth in the Sealed Air Settlement Agreement, provided that nothing in the Sealed Air Settlement Agreement shall in any way be construed as a representation, warranty, or covenant concerning the treatment for federal income tax purposes of any transfer by the Sealed Air Indemnified
Parties pursuant to the Sealed Air Settlement Agreement.

          The Debtors, the Reorganized Debtors and the Asbestos Trust shall promptly notify Sealed Air upon receipt by any such party of any notice of any pending or threatened audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar claim involving the Asbestos Trust, any Debtor, Reorganized Debtor or
Non-Debtor Affiliate from any tax authority or any other person challenging the qualification of the Asbestos Trust as a Qualified Settlement Fund, as that term is defined in the Sealed Air Settlement Agreement, or the Sealed Air Payment as
a direct payment to the Asbestos Trust that constitutes an ordinary and necessary expense of the Sealed Air Indemnified Parties and the Sealed Air
Indemnified Parties shall be entitled to participate in such matters as outlined in the Sealed Air Settlement Agreement.

          The Debtors and the Reorganized Debtors acknowledge and agree that the
Debtors will account in their books and records for the liabilities satisfied by the Sealed Air Payment and the transfer of the Sealed Air Payment to the
Asbestos Trust consistent with provisions of the Sealed Air Settlement
Agreement.

                                       46

                                                                     EXHIBIT 2.2

          11.7 DISSOLUTION OF THE UNSECURED CREDITORS' COMMITTEE, THE ASBESTOS
               PI COMMITTEE, THE ASBESTOS PD COMMITTEE AND THE EQUITY COMMITTEE;
               CONTINUED RETENTION OF THE FUTURE CLAIMANTS' REPRESENTATIVE

          On the Effective Date, the Asbestos PI Committee, the Asbestos PD
Committee, and the Equity Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and those committees shall be deemed dissolved.

          The Unsecured Creditors' Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and that committee shall be deemed dissolved on the first date on which the Reorganized
Debtors shall have made distributions on account of Class 9 Claims in the aggregate amount of $881 million excluding post-petition interest (the "UCC
Dissolution Date").

          Notwithstanding the foregoing, if the Effective Date or the UCC
Dissolution Date, as applicable, occurs prior to the entry of a Final Order with respect to final fee applications of Professionals retained by order of the
Bankruptcy Court during the Chapter 11 Cases, the Unsecured Creditors'
Committee, the Asbestos PI Committee, the Asbestos PD Committee, and the Equity
Committee may, at their option, continue to serve until a Final Order is entered with respect to such proceedings.

          The FCR shall continue to serve through the termination of the
Asbestos Trust in order to perform the functions required by the Asbestos Trust
Agreement. Upon termination of the Asbestos Trust, the FCR's employment shall be deemed terminated and the FCR shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases.

          All reasonable and necessary post-Effective Date fees and expenses of the Professionals retained by the Unsecured Creditors' Committee shall be paid by the Reorganized Debtors. If any dispute regarding the payment of such fees and expenses arises, the parties shall attempt to resolve such dispute in good faith. If they fail to resolve such dispute, they shall submit the dispute to the Bankruptcy Court for resolution.

          11.8 EXCULPATION

          None of the Reorganized Debtors, the Debtors, the Non-Debtor
Affiliates, the Sealed Air Indemnified Parties, the Fresenius Indemnified
Parties, the Trustees of the Asbestos Trust, the Asbestos Trust Advisory
Committee, the Asbestos PI Committee, the Asbestos PD Committee, the Unsecured
Creditors' Committee, the Equity Committee, the FCR, or any of their respective
Representatives are to have or incur any liability to any Entity for any pre- or post-Petition Date act or omission in connection with, related to, or arising out of the negotiation of this Plan or the settlement provided in the Sealed Air
Settlement Agreement and the Fresenius Settlement Agreement, the pursuit of confirmation of this Plan, the consummation of this Plan or the settlement provided in the Sealed Air Settlement Agreement or Fresenius Settlement
Agreement, or the administration of this Plan or the property to be distributed under this Plan so long as, in each case such action, or failure to act, did not constitute willful misconduct. In all respects, they will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Any act or omission taken with the approval of the Bankruptcy
Court will be

                                       47

                                                                     EXHIBIT 2.2

conclusively deemed not to constitute willful misconduct. This section is not intended to preclude a governmental entity from enforcing its police and regulatory powers.

          11.9 TITLE TO ASSETS; DISCHARGE OF LIABILITIES

          Upon the transfer of the Sealed Air Payment into the Asbestos Trust, and the transfer of the Debtors' Payment into the Asbestos Trust, each such transfer shall be vested in the Asbestos Trust free and clear of all Claims,
Equity Interests, Encumbrances, and other interests of any Entity. Except as otherwise provided in this Plan and in accordance with Bankruptcy Code Section
1123(b)(3), on the Effective Date, title to all of the Debtors' assets and properties and interests in property, including the Retained Causes of Action, shall vest in the Reorganized Debtors free and clear of all Claims, Equity
Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors.

          11.10 NOTICES

          Any notices, statements, requests, and demands required or permitted to be provided under this Plan, in order to be effective, must be: (i) in writing (including by facsimile transmission), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made (A) if personally delivered or if delivered by facsimile or courier service, when actually received by the Entity to whom notice is sent, (B) if deposited with the United States Postal Service (but only when actually received), at the close of business on the third business day following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, or (C)
one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) (but only when actually received) and (ii)
addressed to the appropriate Entity or Entities to whom such notice, statement, request or demand is directed (and, if required, its counsel), at the address of such Entity or Entities set forth below (or at such other address as such Entity may designate from time to time by written notice to all other Entities listed below in accordance with this Section 11.10):

--------------------------------------------------------------------------------
IF TO THE DEBTORS:                            W. R. Grace & Co.
                                              7500 Grace Drive
                                              Columbia, MD 21044
                                              Attn: Secretary
                                              Telephone: (410) 531-4000
                                              Facsimile: (410) 531-4545
--------------------------------------------------------------------------------

                                       48

                                                                     EXHIBIT 2.2

--------------------------------------------------------------------------------
WITH A COPY TO:                               Kirkland & Ellis LLP
                                              777 South Figueroa Street,
                                              37th Floor
                                              Los Angeles, CA 90017
                                              Attn: Bennett L. Spiegel /
                                              Lori Sinanyan
                                              Telephone: (213) 680-8400
                                              Facsimile: (213) 680-8500

                                              and

                                              Kirkland & Ellis LLP
                                              200 East Randolph Drive
                                              Chicago, IL 60601
                                              Attn: Jonathan Friedland /
                                              Ryan Bennett
                                              Telephone: (312) 861-2000
                                              Facsimile: (312) 861-2200

                                              and

                                              Pachulski, Stang, Ziehl, Young,
                                              Jones & Weintraub P.C.
                                              919 North Market Street,
                                              16th Floor
                                              P.O. Box 8705
                                              Attn: Laura Davis Jones /
                                              David W. Carickhoff, Jr.
                                              Wilmington, Delaware 19899-8705
                                              (Courier 19801)
                                              Telephone: (302) 652-4100
                                              Facsimile: (302) 652-4400
--------------------------------------------------------------------------------
IF TO GRACE CANADA INC.:                      Grace Canada Inc.
                                              627 Lyons Lane, Suite 308
                                              Oakville, Ontario L6J 5Z7
                                              Canada
                                              Attn: Pierre Le Bourdais
                                              Telephone: (905) 845-2728
                                              Facsimile: *
--------------------------------------------------------------------------------
WITH A COPY TO:                               Ogilvy Renault
                                              Royal Bank Plaza, South Tower
                                              200 Bay Street, Suite 3800
                                              Toronto, Ontario M5J 2Z4
                                              Canada
                                              Attn: Derrick Tay
                                              Telephone: (416) 216-4832
                                              Facsimile: (416) 216-3930
--------------------------------------------------------------------------------
IF TO THE ASBESTOS PI COMMITTEE:              Caplin & Drysdale, Chartered
                                              One Thomas Circle NW, Suite 1100
                                              Washington D.C. 20005
                                              Attn: Peter Van N. Lockwood
                                              Telephone: (202) 862-5000
                                              Facsimile: (202) 429-3301
--------------------------------------------------------------------------------
IF TO THE ASBESTOS PD COMMITTEE:              Bilzin Sumberg Baena Price &
                                              Axelrod LLP
                                              200 South Biscayne Blvd.,
                                              Suite 2500
                                              Miami, FL 33131-2336
                                              Attn: Scott L. Baena / Jay Sackalo
                                               / Minda A. Mora
                                              Telephone: (305) 374-7580
                                              Facsimile: (305) 374-7593
--------------------------------------------------------------------------------

                                       49

                                                                     EXHIBIT 2.2

--------------------------------------------------------------------------------
IF TO THE FUTURE CLAIMANTS' REPRESENTATIVE:   David T. Austern
                                              8260 Willow Oaks Corp. Drive
                                              P.O. Box 10415
                                              Fairfax, VA 22031
                                              Telephone: (703) 204-9300
                                              Facsimile: (703) 205-6249
--------------------------------------------------------------------------------
WITH A COPY TO:                               Swidler, Berlin, Shereff,
                                              Friedman LLP
                                              The Washington Harbour
                                              3000 K Street, NW, Suite 300
                                              Washington, DC 20007
                                              Attn: Roger Frankel
                                              Telephone: (202) 424-7500
                                              Facsimile: (202) 424-7643
--------------------------------------------------------------------------------
IF TO THE UNSECURED CREDITORS' COMMITTEE:     Stroock & Stroock & Lavan LLP
                                              180 Maiden Lane
                                              New York, NY 10038-4982
                                              Attn: Lewis Kruger /
                                              Arlene Krieger / Kenneth Pasquale
                                              Telephone: (212) 806-5400
                                              Facsimile: (212) 806-6006
--------------------------------------------------------------------------------
IF TO SEALED AIR:                             Sealed Air Corporation
                                              Park 80 East
                                              Saddlebrook, NJ 07663
                                              Attn: Mary A. Coventry
                                              Telephone: (201) 791-7600
                                              Facsimile: (201) 703-4205
--------------------------------------------------------------------------------
WITH A COPY TO:                               Skadden, Arps, Slate, Meagher &
                                              Flom LLP
                                              Four Times Square
                                              New York, NY 10036
                                              Attn: Jan Baker / Shmuel Vasser
                                              Telephone: (212) 735-3000
                                              Facsimile: (212) 735-2000
--------------------------------------------------------------------------------
IF TO FRESENIUS:                              Fresenius Medical Care North
                                              America
                                              Corporate Headquarters
                                              Corporate Law Department
                                              95 Hayden Avenue
                                              Lexington, MA 02420-9192
                                              Attn: General Counsel
                                              Telephone: (781) 402-9000
                                              Facsimile: (781) 402-9700
--------------------------------------------------------------------------------
WITH A COPY TO:                               McDermott, Will & Emery
                                              227 W. Monroe, Suite 4400
                                              Chicago, IL 60606
                                              Attn: David S. Rosenbloom
                                              Telephone: (312) 372-2000
                                              Facsimile: (312) 984-7700
--------------------------------------------------------------------------------
IF TO THE EQUITY COMMITTEE:                   Kramer Levin Naftalis &
                                              Frankel LLP
                                              919 Third Avenue
                                              New York, NY 10022
                                              Attn: Phillip Bentley /
                                              Gary M. Becker
                                              Telephone: (212) 715-9100
                                              Facsimile: (212) 715-8000
--------------------------------------------------------------------------------

                                       50

                                                                     EXHIBIT 2.2

          11.11 HEADINGS

          The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the construction of the provisions of this Plan.

          11.12 GOVERNING LAW

          Unless a rule of law or procedure is supplied by federal law
(including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of
Delaware, without giving effect to any conflicts of law principles thereof that would result in the application of the laws of any other jurisdiction, shall govern the construction of this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise expressly provided in such instruments, agreements, or documents.

          11.13 FILING OF ADDITIONAL DOCUMENTS

          On or before the Effective Date, the Debtors, the Asbestos PI
Committee, the Asbestos PD Committee, the Equity Committee, the Unsecured
Creditors' Committee, and the FCR shall File with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

          11.14 COMPLIANCE WITH TAX REQUIREMENTS

          In connection with this Plan, the Debtors, the Reorganized Debtors, and the Asbestos Trust will comply with all applicable withholding and reporting requirements imposed by federal, state, and local taxing authorities, and all
Distributions hereunder or under any Plan Document shall be subject to such withholding and reporting requirements, if any. Notwithstanding any other provision of this Plan, each Entity receiving a Distribution pursuant to this
Plan, or any other Plan Document, will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any
Governmental Unit, including income tax and other obligations, on account of that Distribution.

          11.15 EXEMPTION FROM TRANSFER TAXES

          Pursuant to Bankruptcy Code Section 1146(c), the issuance, transfer, or exchange of notes or equity securities under this Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan shall be exempt from all taxes as provided in Bankruptcy Code Section 1146(c).

          11.16 FURTHER ASSURANCES

          The Plan Proponents, the Reorganized Debtors, the Non-Debtor
Affiliates, the Asbestos Indemnified Parties, the Asbestos Insurance Entities,
the Asbestos Trust, and all Holders of Claims receiving Distributions under this
Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other action consistent with the terms of this Plan as may be necessary to effectuate the provisions and intent of this Plan, with each such Entity to bear its own costs incurred in connection therewith.

                                       51

                                                                     EXHIBIT 2.2

          11.17 FURTHER AUTHORIZATIONS

          The Debtors, and, after the Effective Date, the Reorganized Debtors or the Asbestos Trust, if and to the extent necessary, may seek such orders, judgments, injunctions, and rulings that any of them deem necessary to carry out further the intentions and purposes of, and to give full effect to the provisions of, this Plan, with each such Entity to bear its own costs in connection therewith.

                                 Respectfully submitted,

                                 W. R. GRACE & CO., ET AL.
                                 (on behalf of the Debtors and Debtors
                                 In Possession)

                                 By:
                                     -------------------------------------------
                                 Name: David B. Siegel
                                 Title: Senior Vice President, General Counsel &
                                        Chief Restructuring Officer

                                 OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                 By:
                                     -------------------------------------------
                                 Name: Thomas F. Maher
                                 Title: Chairman

                                 OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS

                                 By:
                                     -------------------------------------------
                                 Name: R. Ted Weschler
                                 Title: Chairman

                                       52

                                                                     EXHIBIT 2.2

                                TABLE OF CONTENTS

ARTICLE 1.      DEFINITIONS, CONSTRUCTION OF TERMS, EXHIBITS AND

ARTICLE 2.      PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND

ARTICLE 3.      CLASSIFICATION AND TREATMENT OF CLAIMS AND

                3.1.3    Class 3. Unsecured Pass-Through Employee

                3.1.11   Class 11. Equity Interests in the Debtors other

ARTICLE 5.      PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS  AND
                ASBESTOS CLAIMS GENERALLY.....................................13
        5.1     Objections to Claims (other than Asbestos Claims);
                Prosecution of Disputed Claims................................13
        5.2     Distribution on Account of Disputed Claims....................13

                                        i

                                                                     EXHIBIT 2.2

        5.3     Resolution of Asbestos Claims.................................14
                5.3.1    Making of an Election by Asbestos PI Claimants.......14
                5.3.2    Claims Materials for Asbestos PI Claimants...........14
                5.3.3    Information Obtained by the Asbestos Trust or

                7.1.1    Amendment of Certificates of Incorporation or
                         Articles of Incorporation of the Debtors.............16
                7.1.2    Amendment of By-Laws of the Parent...................17
                7.1.3    D&O and Fiduciary Liability Tail Coverage

                7.2.4    Transfer of Claims and Demands to the Asbestos

                7.2.9    Institution and Maintenance of Legal and other

        7.4     Delivery of Distributions and Undeliverable or Unclaimed
                Distributions.................................................20
                7.4.1    Delivery by the Reorganized Debtors of
                         Distributions in General.............................20
                7.4.2    Undeliverable Distributions by the Reorganized

                                       ii

                                                                     EXHIBIT 2.2

        7.11    Allocation of Plan Distributions Between Principal and

                8.1.1    Discharge of the Debtors and Related Discharge
                         Injunction...........................................30
                8.1.2    Discharge of Liabilities to Holders of Asbestos

                8.3.2    Reservations from the Asbestos Insurance Entity

        8.5     Injunctions and Releases Related to the Sealed Air
                Indemnified Parties and Fresenius Indemnified Parties.........35
        8.6     Term of Certain Injunctions and Automatic Stay................36
                8.6.1    Injunctions and/or Automatic Stays in Existence

                8.7.4    Specific Releases by Holders of Claims or Equity
                         Interests............................................38
                8.7.5    Approval of Sealed Air Settlement Agreement..........38
                8.7.6    Effect of the Fresenius Settlement Agreement, the
                         Fresenius Settlement Order, and the Sealed Air
                         Settlement Agreement.................................38

ARTICLE 9.      EXECUTORY CONTRACTS, UNEXPIRED LEASES, GUARANTIES, AND
                INDEMNITY AGREEMENTS..........................................39
        9.1     Assumption of Executory Contracts and Unexpired Leases........39
        9.2     Letters of Credit, Surety Bonds, Guaranties, and Certain

                                      iii

                                                                     EXHIBIT 2.2

                11.3.3   Preservation of All Causes of Action not
                Expressly Settled or Released.................................44
        11.4    Third-Party Agreements........................................45
        11.5    Purpose of the Fresenius Payment and Consistency of
                Treatment.....................................................45
        11.6    Purpose of the Sealed Air Payment and Consistency of
                Treatment.....................................................46
        11.7    Dissolution of the Unsecured Creditors' Committee, the
                Asbestos PI Committee, the Asbestos PD Committee and the
                Equity Committee; Continued Retention of the Future

                                       iv